Exhibit 99.1

Alliance Boots GmbH
Consolidated financial statements

for the years ended 31 March 2014, 2013 and 2012

Independent auditors’ report

To the Board of Alliance Boots GmbH:

Report on the consolidated financial statements

We have audited the accompanying consolidated financial statements of Alliance Boots GmbH and its subsidiaries (“the Group”), which comprise the Group statements of financial position as at 31 March 2014 and 2013, and the related Group income statement, Group statement of comprehensive income, Group statement of changes in equity, and Group statement of cash flows for each of the years in the three-year period ended 31 March 2014, and the related notes to the consolidated financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as at 31 March 2014 and 2013, and the results of its operations and its cash flows for each of the years in the three-year period ended 31 March 2014 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ KPMG LLP

London, United Kingdom

12 May 2014

Group income statement

for the years ended 31 March 2014, 2013 and 2012

	Notes	2014 £million	2013 £million	2012 £million
Revenue	4	23,367	22,406	23,009
Profit from operations before associates and joint ventures	4,5	1,132	1,054	1,033
Share of post-tax earnings of associates and joint ventures	17	86	39	58
Net gains relating to associates	6	109	8	–
Profit from operations	4,7	1,327	1,101	1,091
Finance income	9	33	109	111
Finance costs	10	(387)	(373)	(514)
Profit before tax		973	837	688
Tax	11	(2)	(96)	(38)
Profit for the year from continuing operations		971	741	650
Discontinued operations:
Loss for the year from discontinued operations	12	–	–	(57)
Profit for the year		971	741	593

Attributable to:
Equity shareholders of the Company		936	707	571
Non-controlling interests		35	34	22
		971	741	593
Group statement of comprehensive income for the years ended 31 March 2014, 2013 and 2012
	Notes	2014 £million	2013 £million	2012 £million
Profit for the year		971	741	593
Other comprehensive income for the year
Items that will not be recycled to the income statement:
Defined benefit schemes – net remeasurements	35	(189)	(72)	100
Tax on items that will not be recycled to the income statement		33	16	(26)
		(156)	(56)	74
Items that are or may be recycled to the income statement:
Net exchange differences on translation of non-Sterling denominated operations		(183)	28	(52)
Fair value movements on cash flow hedging instruments including amounts recycled	31	6	(2)	–
Movements on available-for-sale investments including amounts recycled	31	7	5	(9)
Share of post-tax other comprehensive income of associates and joint ventures		(1)	2	(1)
Amounts recycled on distribution of associate		(78)	–	–
Tax on items that are or may be recycled to the income statement		(5)	(2)	2
		(254)	31	(59)
Total comprehensive income for the year		561	716	607

Attributable to:
Equity shareholders of the Company		557	684	614
Non-controlling interests		4	32	(7)
		561	716	607

Group statement of financial position

as at 31 March 2014 and 2013

	Notes	2014 £million	2013 £million
Assets
Non-current assets
Goodwill	13	4,625	4,710
Other intangible assets	14	5,309	5,416
Property, plant and equipment	16	1,907	1,918
Investments in associates and joint ventures	17	318	958
Available-for-sale investments	18	67	48
Trade and other receivables	20	78	71
Deferred tax assets	23	16	11
Retirement benefit assets	35	–	62
Current tax assets		8	11
Derivative financial instruments	25	29	23
		12,357	13,228
Current assets
Inventories	19	1,892	2,030
Trade and other receivables	20	2,544	3,103
Cash and cash equivalents	21	501	592
Restricted cash	22	156	167
Current tax assets		13	8
Assets classified as held for sale		3	5
Derivative financial instruments	25	11	–
		5,120	5,905
Total assets		17,477	19,133
Liabilities
Current liabilities
Borrowings	25	(301)	(152)
Trade and other payables	24	(4,236)	(5,431)
Current tax liabilities		(132)	(105)
Provisions	29	(9)	(24)
Derivative financial instruments	25	(3)	–
		(4,681)	(5,712)
Net current assets		439	193
Non-current liabilities
Borrowings	25	(5,444)	(6,519)
Other payables	24	(158)	(128)
Deferred tax liabilities	23	(781)	(976)
Retirement benefit obligations	35	(174)	(98)
Provisions	29	(16)	(25)
Derivative financial instruments	25	–	(4)
		(6,573)	(7,750)
Net assets		6,223	5,671
Equity
Share capital	30	1,079	1,079
Share premium		2,184	2,879
Retained earnings		2,894	1,460
Other reserves	31	29	82
Shareholders’ equity		6,186	5,500
Non-controlling interests		37	171
Total equity		6,223	5,671

Group statement of changes in equity

for the years ended 31 March 2014, 2013 and 2012

	Shareholders’ equity					Non-
2014	Share capital £million	Share premium £million	Retained earnings £million	Other reserves £million	Total £million	controlling interests £million	Total equity £million
At 1 April 2013	1,079	2,879	1,460	82	5,500	171	5,671
Profit for the year	–	–	936	–	936	35	971
Other comprehensive income for the year
Defined benefit schemes – net remeasurements	–	–	(182)	–	(182)	(7)	(189)
Net exchange differences on translation of non-Sterling denominated operations	–	–	–	(158)	(158)	(25)	(183)
Fair value movements on cash flow hedging instruments including amounts recycled	–	–	–	6	6	–	6
Movements on available-for-sale investments including amounts recycled	–	–	–	7	7	–	7
Share of post-tax other comprehensive income of associates and joint ventures	–	–	–	(1)	(1)	–	(1)
Amounts recycled on distribution of associate	–	–	–	(78)	(78)	–	(78)
Tax on other comprehensive income for the year	–	–	32	(5)	27	1	28
	–	–	(150)	(229)	(379)	(31)	(410)
Total comprehensive income for the year	–	–	786	(229)	557	4	561
Transactions with owners
Settlement of distribution obligation	–	(695)	695	–	–	–	–
Dividends paid to non-controlling interests	–	–	–	–	–	(7)	(7)
Purchase of non-controlling interests	–	–	(47)	176	129	(131)	(2)
	–	(695)	648	176	129	(138)	(9)
At 31 March 2014	1,079	2,184	2,894	29	6,186	37	6,223

	Shareholders’ equity					Non-
2013	Share capital £million	Share premium £million	Retained earnings £million	Other reserves £million	Total £million	controlling interests £million	Total equity £million
At 1 April 2012	1,065	2,795	1,561	47	5,468	233	5,701
Profit for the year	–	–	707	–	707	34	741
Other comprehensive income for the year:
Defined benefit schemes – net remeasurements	–	–	(72)	–	(72)	–	(72)
Net exchange differences on translation of non-Sterling denominated operations	–	–	–	30	30	(2)	28
Fair value movements on cash flow hedging instruments including amounts recycled	–	–	–	(2)	(2)	–	(2)
Movements on available-for-sale investments including amounts recycled	–	–	–	5	5	–	5
Share of post-tax other comprehensive income of associates and joint ventures	–	–	–	2	2	–	2
Tax on other comprehensive income for the year	–	–	16	(2)	14	–	14
	–	–	(56)	33	(23)	(2)	(25)
Total comprehensive income for the year	–	–	651	33	684	32	716
Transactions with owners:
Equity share capital issued	14	84	–	–	98	–	98
Dividends paid to non-controlling interests	–	–	–	–	–	(19)	(19)
Future distribution obligation	–	–	(651)	–	(651)	–	(651)
Purchase of non-controlling interests	–	–	(101)	2	(99)	(75)	(174)
	14	84	(752)	2	(652)	(94)	(746)
At 31 March 2013	1,079	2,879	1,460	82	5,500	171	5,671

Owners comprise equity shareholders of the Company and non-controlling interests

Group statement of changes in equity (continued)

for the years ended 31 March 2014, 2013 and 2012

	Shareholders’ equity					Non-
2012	Share capital £million	Share premium £million	Retained earnings £million	Other reserves £million	Total £million	controlling interests £million	Total equity £million
At 1 April 2011	1,065	2,795	939	(15)	4,784	340	5,124
Profit for the year	–	–	571	–	571	22	593
Other comprehensive income for the year:
Defined benefit schemes – net remeasurements net of surplus restrictions	–	–	100	–	100	–	100
Net exchange differences on translation of non-Sterling denominated operations	–	–	–	(23)	(23)	(29)	(52)
Movements on available-for-sale investments including amounts recycled	–	–	–	(9)	(9)	–	(9)
Share of post-tax other comprehensive income of associates and joint ventures	–	–	–	(1)	(1)	–	(1)
Tax on other comprehensive income for the year	–	–	(26)	2	(24)	–	(24)
	–	–	74	(31)	43	(29)	14
Total comprehensive income for the year	–	–	645	(31)	614	(7)	607
Transactions with owners:
Liability to acquire equity stakes from non-controlling interests	–	–	–	(2)	(2)	–	(2)
Dividends paid to non-controlling interests	–	–	–	–	–	(27)	(27)
Purchase of non-controlling interests	–	–	(23)	95	72	(72)	–
Non-controlling interest in business disposed	–	–	–	–	–	(2)	(2)
Contribution from non-controlling interest	–	–	–	–	–	1	1
	–	–	(23)	93	70	(100)	(30)
At 31 March 2012	1,065	2,795	1,561	47	5,468	233	5,701

Owners comprise equity shareholders of the Company and non-controlling interests

Group statement of cash flows

for the years ended 31 March 2014, 2013 and 2012

	Notes	2014 £million	2013 £million	2012 £million
Operating activities
Profit/(loss) from operations:
Continuing operations		1,327	1,101	1,091
Discontinued operations		–	–	(35)
		1,327	1,101	1,056
Adjustments to reconcile profit from operations to cash generated from operations:
Share of post-tax earnings of associates and joint ventures		(86)	(39)	(58)
Depreciation and amortisation		338	345	372
Negative goodwill		–	(4)	–
Net losses/(gains) on disposal of property, plant and equipment		1	11	(1)
Impairment of goodwill and other intangible assets		–	62	11
Net gains relating to associates		(109)	(8)	–
Decrease/(increase) in inventories		16	(66)	73
Decrease in receivables		230	168	142
(Decrease)/increase in payables and provisions		(130)	167	87
Movement in retirement benefit assets and obligations		(43)	(89)	(81)
Cash generated from operations		1,544	1,648	1,601
Net tax paid		(141)	(114)	(83)
Net cash from operating activities		1,403	1,534	1,518
Investing activities
Acquisitions of businesses (net of cash and bank overdrafts), associates and joint ventures	28	(19)	(10)	(28)
Disposals of businesses (net of cash and bank overdrafts) and investment in associates	28	1	4	(8)
Purchase of property, plant and equipment, and intangible assets		(253)	(200)	(262)
Purchase of available-for-sale investments		(16)	(6)	(1)
Redemption of profit participating notes		–	193	–
Loan repayments net of amounts advanced		57	(55)	–
Disposal of other assets and investments		17	17	12
Dividends received from associates and joint ventures and available-for-sale investments		49	18	17
Interest received		35	59	60
Net cash (used in)/from investing activities		(129)	20	(210)
Financing activities
Interest paid		(270)	(318)	(379)
Interest element of finance lease obligations		(1)	(1)	(1)
Proceeds from borrowings		770	86	207
Repayment and repurchase of borrowings and settlement of derivatives		(1,658)	(1,353)	(878)
Fees associated with financing activities		(19)	(48)	(23)
Movement in restricted cash		9	88	27
Repayment of capital element of finance lease obligations		(6)	(8)	(7)
Issue of ordinary share capital		–	2	–
Dividends paid to non-controlling interests		(17)	(29)	(43)
Purchase of non-controlling interests		(143)	(65)	(122)
Contribution from non-controlling interests		–	–	1
Net cash used in financing activities		(1,335)	(1,646)	(1,218)
Net (decrease)/increase in cash and cash equivalents in the year		(61)	(92)	90
Cash and cash equivalents at 1 April		579	668	594
Currency translation differences		(18)	3	(16)
Cash and cash equivalents at 31 March	21	500	579	668

Notes to the consolidated financial statements

for the years ended 31 March 2014, 2013 and 2012

1 General information

Alliance Boots GmbH is a private company incorporated in Switzerland. The address of its registered office is Alliance Boots GmbH, Untermattweg 8, 3027 Bern, Switzerland. The principal activities of the Group are pharmacy-led health and beauty retailing and pharmaceutical wholesaling and distribution in many major international markets.

The consolidated financial statements for the year ended 31 March 2014 were approved by the Board on 12 May 2014.

2 Accounting policies

The principal accounting policies applied in the preparation of the consolidated financial statements are set out below:

Basis of accounting

The consolidated financial statements have been prepared in Sterling reflecting the denomination of the currency of the most significant proportion of the trade and cash flows of Alliance Boots GmbH (‘Company’) and its subsidiaries and their interests in associates and joint ventures (together referred to as ‘Group’) and have been rounded to the nearest £1 million. The consolidated financial statements have been prepared in accordance with the requirements of Swiss law and International Financial Reporting Standards as issued by the International Accounting Standards Board (‘IFRSs’), as they apply to the consolidated financial statements for the year ended 31 March 2014. Had the consolidated financial statements been prepared under IFRSs as adopted by the European Union, there would be no material changes to the information presented in these consolidated financial statements.

The consolidated financial statements have been prepared principally on the historical cost basis. Other applicable measurement bases applied in the preparation of the consolidated financial statements are identified in the accounting policies below. Certain amounts in the prior year financial information have been reclassified to conform to the current year presentation.

The preparation of the consolidated financial statements in conformity with IFRSs requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts in the consolidated financial statements. The areas involving a higher degree of judgement, or areas where assumptions or estimates were significant to the consolidated financial statements are disclosed in note 37.

Going concern

The Directors consider that the Group has adequate resources to remain in operation for the foreseeable future, and have therefore continued to adopt the going concern basis for preparing the consolidated financial statements.

Changes in accounting policies and disclosures

The following new accounting standards have been adopted by the Group with a date of initial application of 1 April 2013, and have had the following impact on the consolidated financial statements:

•	IFRS 10 Consolidated Financial Statements introduces new principles for control which focuses on whether the Group is exposed to, or has rights to, variable returns from its involvement with entities and has the ability to affect those returns through its power over those entities. In accordance with the transitional provisions of IFRS 10, the Group reassessed its control as at 1 April 2013 and has concluded there was no change in the classification of entities requiring consolidation from that date.
•	IFRS 11 Joint Arrangements focuses on the rights and obligations of the parties to a joint arrangement rather than its legal form in determining whether it is a joint venture or a joint operation. The Group has re-evaluated its involvement in joint arrangements as at 1 April 2013 and concluded there is no change in the classification and treatment of its joint ventures.
•	IFRS 13 Fair Value Measurement improves consistency by providing a precise definition of fair value and a single source of fair value measurement disclosure requirements for use across other standards within IFRSs. IFRS 13 does not extend the use of fair value accounting, but replaces and expands the disclosure requirements about fair value measurements in other IFRSs. The adoption of IFRS 13 has not had a material impact on the Group accounts.

The following amendment to an accounting standard and new accounting standard have been adopted by the Group, with a date of initial application of 1 April 2013 and relate only to disclosure:

•	Amendment to IAS 1 Presentation of Financial Statements requires items within other comprehensive income to be grouped and presented on the basis of whether they may be reclassified subsequently to profit or loss.
•	IFRS 12 Disclosures of Interests in Other Entities expands the disclosure requirements for all interests in other entities, including joint arrangements, associates, special purpose vehicles and other off-balance sheet vehicles.

Comparative information has been presented in line with the new requirements.

There have been no other changes in accounting policies during the year.

During the prior year, the Group early adopted the revised IAS 19 Employee Benefits standard, with a date of initial application of 1 April 2012 and changed its basis for determining the income or expense related to defined benefit schemes.

There are no other IFRSs or IFRS Interpretations Committee interpretations that are not yet effective that are expected to have a material impact on the Group.

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

2 Accounting policies continued

Consolidation

The consolidated financial statements as at and for the year ended 31 March 2014 comprise the Company and its subsidiaries and their interests in associates and joint ventures.

Subsidiaries

Subsidiaries are entities where the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The results of subsidiaries acquired or disposed during the year are included in the Group income statement from or to the date that control commences or ceases, as appropriate.

All intra-group transactions, balances and unrealised gains on transactions between Group companies are eliminated on consolidation.

Non-controlling interests

Transactions with non-controlling interests are treated as transactions with owners in their capacity as owners. When an equity interest is purchased from a non-controlling interest, an amount proportionate to the interest purchased is transferred from equity attributable to non-controlling interests to equity attributable to shareholders.

Associates and joint ventures

Associates are entities over which the Group is in a position to exercise significant influence by participating in, but without control or joint control, the financial and operating policies of the entities. Joint ventures are entities in which the Group has joint control and rights to the net assets of the entities, rather than rights to their assets and obligations for their liabilities.

Associates and joint ventures are accounted for using the equity method. Unrealised profits and losses recognised by the Group on transactions with associates or joint ventures are eliminated to the extent of the Group’s interest in the associate or joint venture concerned. Financial statements of some associates and joint ventures are prepared for different reporting years to that of the Group. Adjustments are made for the effects of transactions and events that occur between the reporting date of an associate or joint venture and the reporting date of the consolidated financial statements.

Currency

Currency transactions

Transactions denominated in currencies other than an entity’s functional currency are translated into an entity’s functional currency at the exchange rates prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than an entity’s functional currency at the year end are translated at the exchange rate ruling at that date. Non-monetary assets and liabilities that are measured at historical cost and are denominated in currencies other than an entity’s functional currency are translated using the exchange rates at the date of the transaction. Non-monetary items that are measured at fair value and are denominated in currencies other than an entity’s functional currency are translated using the exchange rates at the date when the fair value was determined. Exchange gains and losses are recognised in the income statement.

Non-Sterling denominated entities

The assets and liabilities of non-Sterling denominated entities, including goodwill and fair value adjustments arising on consolidation, are translated into Sterling at exchange rates prevailing at the year end. The results and cash flows of non-Sterling denominated entities are translated into Sterling at the average exchange rate for the year, which approximates to the underlying actual rates.

Exchange differences arising from the translation of the results and net assets of non-Sterling denominated entities are recognised in the translation reserve.

When a non-Sterling denominated entity is disposed, the related balance in the translation reserve is recognised in the income statement as part of the gain or loss on disposal.

Segmental reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-makers. The chief operating decision-makers, who are responsible for making resource allocation decisions in the attainment of strategic objectives and assessing the performance of the operating segments, have been identified as the executive Directors.

The Group has two reportable segments, being the Health & Beauty Division and the Pharmaceutical Wholesale Division. The main activity of the Health & Beauty Division is pharmacy-led health and beauty retailing, and the main activity of the Pharmaceutical Wholesale Division is pharmaceutical wholesaling and distribution.

Revenue

Revenue shown on the face of the income statement is the amount derived from the sale of goods and services outside of the Group in the normal course of business and is measured at the fair value of consideration received or receivable net of trade discounts, value added tax and other sales-related taxes. Revenue from the sale of goods is recognised when the Group has transferred the significant risks and rewards of ownership and control of the goods sold and the amount of revenue can be measured reliably. Revenue from services is recognised when it is probable that the economic benefits associated with the transaction will flow to the entity and the amount of revenue can be measured reliably.

The accounting policies for the major revenue categories by operating segment are:

Health & Beauty Division

Reimbursement of dispensing revenue and revenue derived from optical services is initially estimated because the actual reimbursement is often not known until after the month of sale.

Consideration received from retail and optical sales is recorded as revenue at the point of sale less appropriate adjustments for returns.

In respect of loyalty schemes (principally the Boots Advantage Card) as points are issued to customers the retail fair value of those points expected to be redeemed is deferred. When the points are used by customers they are recorded as revenue. Sales of gift vouchers are only included in revenue when vouchers are redeemed.

Pharmaceutical Wholesale Division

Wholesale revenue is recognised upon despatch of goods.

When the Group acts in the capacity of an agent, or a logistics service provider, revenue is the service fees and is recognised upon performance of the services concerned.

Other segments

Revenue is recognised upon despatch of goods.

Supplier rebates

Certain suppliers offer rebates when purchases made in a period meet or exceed a predetermined level. Rebates are only recognised when there is clear evidence of this type of binding arrangement with the supplier and the rebate receipt is both probable and can be reasonably estimated. Rebates are recognised as a reduction in the purchase price.

Warrants

Warrants held by the Group linked to executory contracts are accreted to the income statement, net of the related call option, over the period to their expiry date, based on the period end valuations.

Exceptional items

Certain items are not regarded as forming part of the underlying trading activities of the Group and are therefore separately identified to allow users to understand the elements of and the trends in financial performance.

Finance income

Finance income comprises interest receivable on funds invested calculated using the effective interest rate method, net exchange gains relating to financing items, net interest on net defined benefit scheme assets, net fair value gains on derivative financial instruments used to hedge certain risks attributable to hedged items that are financing in nature, gains on derecognition of available-for-sale investments, fair value movements on cash flow hedge financing derivatives recycled from the cash flow hedge reserve, dividends received from investments and discounts on the repurchase of bank loans provided to the Group, which are accounted for as loan redemptions. Dividend income is recognised when the right to receive payment is established.

Finance costs

Finance costs comprise interest payable on borrowings calculated using the effective interest rate method, financing fees, net exchange losses relating to financing, net interest on net defined benefit scheme liabilities, the interest expense component of finance lease payments, net fair value losses on derivative financial instruments used to hedge certain risks attributable to hedged items that are financing in nature, fair value movements on cash flow hedge financing derivatives recycled from the cash flow hedge reserve, impairment of loan assets, impairment of available-for-sale investments and reassessment of obligations to and unwind of discount on non-controlling interests.

Current/non-current classification

Current assets include assets held primarily for trading purposes, cash and cash equivalents, restricted cash and assets expected to be realised in, or intended for sale or consumption in, the course of the Group’s operating cycle. All other assets are classified as non-current assets.

Current liabilities include liabilities held primarily for trading purposes, liabilities expected to be settled in the course of the Group’s operating cycle and those liabilities due within one year from the reporting date. All other liabilities are classified as non-current liabilities.

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

2 Accounting policies continued

Business combinations and goodwill

Business combinations are accounted for under IFRS 3 Business Combinations using the acquisition method of accounting. The cost of acquisition is the consideration given in exchange for the identifiable net assets. This consideration includes any cash paid plus the fair value at the date of exchange of assets given, liabilities incurred or assumed and equity instruments issued by the Group. Where a share-for-share exchange transaction is accounted for as a business combination, the cost of acquisition is the fair value of the equity transferred. Contingent consideration is recognised at fair value at the acquisition date. If contingent consideration comprises equity, it is not remeasured and settlement is accounted for within equity. Otherwise, subsequent changes to the fair value of contingent consideration are recognised in the income statement.

The acquired net assets are initially recognised at fair value which is deemed cost in the consolidated financial statements. Where the Group does not acquire 100% ownership of the acquired company, non-controlling interests are recorded either at fair value or at their proportion of the fair value of the acquired identifiable net assets.

Goodwill comprises the fair value of the consideration plus the recognised amount of any non-controlling interests in the acquiree, plus, if the business combination is achieved in stages, the fair value of the existing equity interest in the acquiree, less the fair value of the identifiable net assets acquired. Any difference between the carrying value and fair value of pre-existing equity interest in the acquiree is recognised in the income statement. Any goodwill and fair value adjustments are recorded as assets and liabilities of the acquired business and are recorded in the local currency of that business. Where the fair value of the identifiable net assets exceeds the fair value of the consideration, the excess is recognised as negative goodwill and recognised in the income statement immediately.

The costs of integrating and reorganising acquired businesses are charged to the post-acquisition income statement. Goodwill is carried at cost less accumulated impairment losses. No amortisation is charged.

Increases in the ownership interests in subsidiaries are accounted for as equity transactions. The carrying amounts of interests of equity shareholders and non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any differences between amounts by which non-controlling interests are adjusted and the fair value of the consideration paid are recognised directly in equity and attributed to equity shareholders of the Company.

Other intangible assets

Intangible assets are stated at cost or deemed cost less any impairment and accumulated amortisation. The principal categories of intangible assets are:

Pharmacy licences

Pharmacy licences, being the exclusive right to operate as a pharmacy, are capitalised where there is an asset that can be separated from other identifiable assets that together form a pharmacy business.

Brands

Brands consist of corporate and product brands acquired as part of business combinations that meet the criteria for separate recognition. Costs in relation to internally generated brands are not capitalised.

Customer relationships

Customer relationships consist of relationships with customers established through contracts, or non-contractual customer relationships that meet the criteria for separate recognition, that have been acquired in a business combination.

Software

Software that is not integral to an item of property, plant and equipment is recognised separately as an intangible asset. Certain direct and indirect development costs associated with internally developed software, including direct costs of materials and services, and payroll costs for employees devoting time to the software projects, are capitalised once the project has reached the application development stage. The costs are amortised from when the asset is ready for use. Costs incurred during the preliminary project stage, maintenance and training costs, and research and development costs are expensed as incurred.

Amortisation

Where an intangible asset is considered to have a finite life, amortisation is charged to the income statement on a straight-line basis over the useful life from the date the asset is available for use. Pharmacy licences recognised as intangible assets do not expire and therefore are considered to have an indefinite life. Certain brands have been identified as having an indefinite life, based on their life and history along with current market strength and future development plans. Those assets considered to have an indefinite life are not amortised and are tested for impairment at each year end. The useful lives for those intangible assets with a finite life are:

•	Brands – 10 to 20 years;
•	Customer relationships – 4 to 20 years; and
•	Software – 3 to 8 years.

Amortisation periods and methods are reviewed annually and adjusted if appropriate.

Gains and losses on disposals are determined by comparing proceeds with carrying amounts. These are included in the income statement.

Property, plant and equipment

All property, plant and equipment is stated at cost or deemed cost less accumulated depreciation and impairment losses.

Depreciation of property, plant and equipment is provided to write off the cost, less residual value, in equal instalments over their expected useful economic lives which are:

Land and buildings

•	Freehold land and assets in the course of construction – not depreciated;
•	Freehold and long leasehold buildings – not more than 50 years; and
•	Short leasehold land and buildings – remaining period of lease.

Fixtures, plant and equipment

•	Fixtures, plant and equipment – 3 to 20 years.

Residual values, remaining useful economic lives and depreciation methods are reviewed annually and adjusted if appropriate.

Gains and losses on disposals are determined by comparing proceeds with carrying amounts. These are included in the income statement.

Impairment of assets

The Group’s assets are reviewed at each year end to determine whether events or changes in circumstances exist that indicate that their carrying amount may not be recoverable. If such an indication exists, the asset’s recoverable amount is estimated. The recoverable amount is the higher of an asset’s fair value less costs to sell and its value in use. An impairment loss is recognised in the income statement for the amount by which the asset’s carrying amount exceeds its recoverable amount. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows, referred to as cash generating units.

For goodwill and other intangible assets that have an indefinite life and assets not yet available for use, the recoverable amount is estimated annually or more frequently when there is an indication that the asset is impaired.

Assets held for sale

Assets and disposal groups are classified as held for sale if their carrying amount will be recovered through sale rather than through continuing use. The asset or disposal group must be available for immediate sale and the sale must be highly probable and be expected to complete within one year of the year end. Where applicable, assets and disposal groups classified as held for sale are measured at the lower of fair value less costs of disposal and carrying amount.

Impairment losses on initial classification as held for sale are included in the income statement. Gains reversing previous impairment losses or losses on subsequent remeasurements are also included in the income statement.

Assets classified as held for sale are disclosed separately on the face of the statement of financial position and classified as current assets or liabilities with disposal groups being separated between assets held for sale and liabilities held for sale. No amortisation or depreciation is charged on assets, including those in disposal groups, classified as held for sale.

Available-for-sale investments

The Group classifies its listed and unlisted investments as available-for-sale financial assets and measures them at fair value. Gains and losses arising from changes in fair values and exchange translation are recognised in equity unless they arise from significant or prolonged declines in value, in which case impairment losses are recorded in the income statement. When an investment is disposed or derecognised, the related balance in the available-for-sale reserve is recognised in the income statement as part of the gain or loss on disposal.

Trade receivables and other receivables

Trade and other receivables are initially recognised at fair value and are subsequently measured at amortised cost, less allowances for impairment where appropriate. These are reviewed for impairment on an individual or collective basis, depending on the size of the receivable and the period for which it is overdue.

Where the contractual rights to the cash flows from receivables are transferred to another party in transactions by which substantially all the risks and rewards of ownership of the receivables are transferred, then the receivables are derecognised.

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

2 Accounting policies continued

Inventories

Inventories are valued at the lower of cost and net realisable value. With the exception of retail inventory in the Health & Beauty Division, cost is determined using the first in, first out (FIFO) method. Net realisable value is the estimated selling price in the ordinary course of business, less the estimated costs necessary to make the sale.

The cost of raw materials and packaging is their purchase price. The cost of work in progress and finished goods comprises the purchase cost of goods, direct labour and those overheads related to manufacture and distribution based on normal activity levels.

Retail inventory is valued at retail prices and reduced by appropriate margins to take into account factors such as average cost, obsolescence, seasonality and damage.

Cash and cash equivalents

Cash and cash equivalents comprise cash in hand and short term deposits with maturities of three months or less from the date of acquisition. Bank overdrafts are shown within borrowings in current liabilities on the statement of financial position. Bank overdrafts are included as a component of cash and cash equivalents for the purpose of the statement of cash flows.

Restricted cash

Restricted cash comprises cash which is restricted for specific purposes and so is not available for the use of the Group in its day to day operations.

Derivative financial instruments

The Group uses derivative financial instruments to hedge its exposure to currency translation and interest rate risks arising from operating, financing and investing activities.

In accordance with its treasury policy, the Group does not hold or issue derivative financial instruments for trading purposes. However, derivatives that do not qualify for hedge accounting are accounted for at fair value with movements taken to the income statement, including equity purchase commitments accounted for as derivative financial instruments.

Derivative financial instruments are recognised initially at fair value, with movements on remeasurement recognised immediately in the income statement. However, where derivatives qualify for hedge accounting, recognition of any resultant gain or loss depends on the nature of the item being hedged.

Hedges

Cash flow hedges

Where a derivative financial instrument is designated as a hedge of the variability in cash flows of a recognised asset or liability, or a highly probable forecast transaction, the effective part of any gain or loss on the derivative financial instrument is recognised directly in the cash flow hedge reserve.

When the forecast transaction subsequently results in the recognition of a non-financial asset or non-financial liability the associated cumulative gain or loss is removed from equity and included in the initial cost or other carrying amount of the non-financial asset or non-financial liability.

If the hedged forecast transaction subsequently results in the recognition of a financial asset or financial liability, the associated gains and losses that were recognised directly in equity are reclassified into profit or loss in the same period, or periods, during which the asset acquired or liability assumed affects profit or loss.

For cash flow hedges, other than those covered by the preceding two policy statements, the associated cumulative gain or loss is removed from equity and recognised in the income statement in the same period, or periods, during which the hedged forecast transaction affects profit or loss. The ineffective part of any gain or loss is recognised immediately in the income statement.

When a hedging instrument expires or is sold, terminated or exercised, or the entity revokes designation of the hedge relationship but the hedged forecast transaction is still expected to occur, the cumulative gain or loss at that point remains in equity and is recognised in accordance with the above policy when the transaction occurs. If the hedged transaction is no longer expected to take place, the cumulative unrealised gain or loss recognised in equity is recognised immediately in the income statement.

Hedge of monetary assets and liabilities

Where a derivative financial instrument is used to hedge economically the currency translation exposure of a recognised monetary asset or liability, no hedge accounting is applied and any gain or loss on the hedging instrument is recognised in the income statement.

Hedge of net investment in non-Sterling denominated entities

On consolidation, the effective portion of the gain or loss on an instrument designated as a hedge of net investment in a non-Sterling denominated entity that is determined to be an effective hedge is recognised directly in the translation reserve. The ineffective portion is recognised immediately in the income statement.

When a non-Sterling denominated entity is disposed, the cumulative currency gains or losses on the hedging instrument associated with that non-Sterling entity are removed from the translation reserve and recognised in the income statement as part of the gain or loss on disposal.

Trade payables

Trade payables are initially recognised at fair value and are subsequently measured at amortised cost.

Borrowings

Borrowings are recognised initially at fair value less attributable transaction costs. Subsequent to initial recognition, borrowings are stated at amortised cost with any difference between cost and redemption value being recognised in the income statement over the period of the borrowings on an effective interest basis. Amendments to existing borrowings are assessed on a qualitative and quantitative basis to determine whether they are considered significant modifications. Transaction costs attributable to non-significant modifications are deducted from the carrying values of borrowings and amortised over the remaining terms of the modified borrowings by recalculating the effective interest rate.

Liabilities to non-controlling interests

Commitments to acquire equity stakes from non-controlling interests, including put options, are recognised as financial liabilities when they are made, with corresponding debits recognised as a special reserve within shareholders’ equity. Commitments including put options are derecognised on acquisition with corresponding releases from the special reserve. Dividend obligations to non-controlling interests are recognised as financial liabilities when commitments are made, with corresponding debits recognised within equity attributable to non-controlling interests.

Changes to estimates of amounts payable under these commitments and obligations are recognised as exceptional items within finance costs.

Retirement benefits

The Group operates a number of retirement benefit schemes under which contributions by employees and by the sponsoring companies are held in trust funds separated from the Group’s finances. Where a retirement benefits arrangement is unfunded, provision is made in the statement of financial position for the obligation.

Defined benefit schemes

A defined benefit scheme is a retirement benefit scheme that defines an amount of pension benefit that an employee will receive on retirement, usually dependent on one or more factors, such as age, years of service and compensation. The Group’s net obligation or asset in respect of defined benefit schemes is calculated separately for each scheme by estimating the amount of future benefit that employees have earned in return for their service in the current and prior years; that benefit is discounted to determine its present value and the fair value of any scheme assets is deducted.

The discount rate is the yield at the year end on AA rated bonds that have maturity dates approximating to the terms of the Group’s obligations. The calculation is performed by a qualified actuary using the projected unit credit method. Scheme assets are valued at bid price.

Current and past service costs are recognised in profit from operations. Net interest income/expense on net defined benefit assets/liabilities is determined by applying discount rates used to measure defined benefit obligations at the beginning of the year to net defined benefit assets/liabilities at the beginning of the year and is included in finance income/costs. All remeasurement gains and losses that arise in calculating the Group’s obligation in respect of a scheme are recognised immediately in reserves and reported in the statement of comprehensive income.

Curtailment gains resulting from changes to the membership composition of defined benefit schemes are recognised in the income statement and as a reduction in the present value of defined benefit scheme liabilities.

Settlement gains or losses resulting from scheme amendments transferring liabilities of defined benefit schemes are recognised in the income statement and as a reduction in the present value of defined benefit scheme liabilities.

Defined contribution schemes

Obligations for contributions to defined contribution retirement benefit schemes are recognised as an expense in the income statement as they fall due.

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

2 Accounting policies continued

Leases

Leases for which the Group assumes substantially all the risks and rewards of ownership are classified as finance leases, including outsourced assets held exclusively for the use of the Group. The cost of assets held under finance leases is deemed to be the present values of the minimum lease payments and is included within property, plant and equipment. Depreciation is provided in accordance with the policy for the class of asset concerned over the period of the lease. The corresponding obligations under these leases are shown as liabilities. The finance charge element of rentals is charged to the income statement through finance costs to produce, or approximate to, a constant periodic rate of charge on the remaining balance of the outstanding obligations. Lease premiums paid in advance are treated as prepayments and are amortised over the period of the lease.

Payments made under operating leases are recognised in the income statement on a straight-line basis over the period of the lease. Predetermined rental increases included in the lease are recognised on a straight-line basis. Benefits received as an incentive to sign a lease, whatever form they may take, are credited to the income statement on a straight-line basis over the period of the lease.

Lease income is recognised on a straight-line basis over the period of the lease.

Where leased properties become vacant, a provision is recognised and measured at the lower of the cost of terminating the lease and the expected net cash outflows of continuing with the lease.

Tax

Tax on the profit or loss for the year represents the sum of current tax and deferred tax. Tax is recognised in the income statement except to the extent that it relates to items recognised directly in other comprehensive income, in which case it is recognised in other comprehensive income.

Current tax

Current tax is the expected tax payable on the taxable profit for the year. Taxable profit differs from net profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are not ever taxable or deductible. The Group’s liability for current tax is calculated using tax rates enacted or substantively enacted at the year end, and any adjustments to tax payable in respect of previous years.

Deferred tax

Deferred tax is provided in full using the statement of financial position liability method. It is the tax expected to be payable or recoverable on the temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. The following temporary differences are not provided for: those arising from the initial recognition of goodwill, the initial recognition of assets and liabilities that affect neither accounting nor taxable profit and differences relating to investments in subsidiaries to the extent that it is not probable that they will reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the year end.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. The carrying amounts of deferred tax assets are reviewed at each year end and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the asset to be recovered.

Additional income taxes that arise from receipt of dividends from the Group’s subsidiaries, associates and joint ventures are recognised at the same time as the payee recognises the liability to pay the related dividend except where the timing of the payment is not controlled by the Group, in which case a deferred tax liability is recognised in full against those distributable reserves.

Deferred tax assets and liabilities are offset in the statement of financial position when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Provisions

Provisions are recognised in the statement of financial position when there is a present legal or constructive obligation as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and that obligation can be measured reliably. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects the risks specific to the liability.

Equity instruments

An equity instrument is any contract which evidences a residual interest in the net assets of an entity. A financial instrument is treated by the Group as equity if:

•	there is no contractual obligation to deliver cash or other financial assets or to exchange financial assets or liabilities on unfavourable terms; and
•	the instrument is either a non-derivative which contains no contractual obligation to deliver a variable number of shares, or is a derivative which will be settled only by the Group exchanging a fixed amount of cash or other financial assets, for a fixed number of its own equity instruments.

Incremental costs directly attributable to the issue of new shares are shown as a deduction, net of applicable tax, from the proceeds. An incremental share issue cost is one which would not have arisen if shares had not been issued.

Additional performance measures

The Directors believe that certain additional performance measures provide useful information to assist in understanding the performance of the Group. These measures, which are used for internal performance measurement, are not defined by IFRSs and therefore may not be directly comparable with other companies’ adjusted measures. The key measures are:

EBITDA

Trading profit before underlying depreciation and amortisation.

IAS 39 timing differences

Derivative financial instruments are used to hedge interest rate and currency exposures. IAS 39 dictates whether changes in the fair value of these instruments can be matched in the income statement by changes in the fair value of the item being hedged. Where they cannot be matched, or do not fully match, the unmatched amount represents a timing difference that will reverse over the life of the financial instruments. Derivative financial instruments are also used as credit instruments and changes in fair value which reverse over the life of these instruments similarly represent a timing difference.

Net borrowings

Cash and cash equivalents, restricted cash, derivative financial instruments and borrowings net of unamortised prepaid financing fees.

Net finance costs

Finance costs net of finance income.

Share of underlying post-tax earnings of associates and joint ventures

Share of post-tax earnings of associates and joint ventures (excluding distributed associate) before amortisation of customer relationships and brands, exceptional items, timing differences within net finance costs and related tax.

Timing differences within net finance costs

IAS 39 timing differences and the unwinding of the discount on obligations to non-controlling interests.

Trading profit

Profit from operations before amortisation of customer relationships and brands, exceptional items and share of post-tax earnings of associates and joint ventures.

Underlying depreciation and amortisation

Depreciation and amortisation adjusted to exclude amortisation of customer relationships and brands and depreciation and amortisation within exceptional items.

Underlying effective tax rate

Underlying tax charge as a percentage of trading profit less underlying net finance costs.

Underlying net finance costs

Net finance costs adjusted to exclude exceptional items and timing differences within net finance costs.

Underlying profit

Profit for the year (excluding share of post-tax earnings of distributed associate) before amortisation of customer relationships and brands, exceptional items, timing differences within net finance costs and related tax.

Underlying profit attributable to equity shareholders

Underlying profit excluding amounts attributable to non-controlling interests.

Underlying tax charge

Tax adjusted to exclude tax on amortisation of customer relationships and brands, exceptional items, timing differences within net finance costs and exceptional tax.

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

3 Exchange rates

The principal exchange rates relative to Sterling used in the preparation of the consolidated financial statements were:

	Average			Closing
	2014	2013	2012	At 31 March 2014	At 31 March 2013	At 31 March 2012
Euro	1.19	1.23	1.16	1.21	1.18	1.19
US Dollar	1.59	1.58	1.60	1.66	1.51	1.59
Turkish Lira	3.20	2.84	2.77	3.63	2.74	2.83
Swiss Franc	1.46	1.49	1.41	1.48	1.44	1.44
Norwegian Krone	9.53	9.13	8.97	9.99	8.86	9.12
Russian Rouble	52.51	49.20	47.25	59.44	46.98	46.69

4 Segmental information

The Group’s externally reportable operating segments reflect the internal reporting structure of the Group, which is the basis on which resource allocation decisions are made by the executive Directors in the attainment of strategic objectives. Inter-segment pricing is determined on an arm’s length basis.

The Group comprises the following operating segments:

Health & Beauty Division

Comprises all of the pharmacy-led health and beauty retail businesses across the Group. These businesses are located in the UK, Norway, Republic of Ireland, The Netherlands and Thailand.

Pharmaceutical Wholesale Division

Comprises all of the pharmaceutical wholesaling and distribution businesses across the Group. These businesses are located in France, Germany, UK, Turkey, Spain, The Netherlands, Russia, Egypt, Czech Republic, Romania, Norway and Lithuania.

All other segments comprise the activities of Contract Manufacturing and Corporate. These did not meet the quantitative thresholds for determining reportable operating segments in 2014, 2013 or 2012.

Information regarding the results of each reportable segment is included within this note. Segment performance measures are revenue, EBITDA and trading profit/(loss) as included in the internal management reports that are reviewed by the executive Directors. These measures are used to monitor performance as management believes that such information is the most relevant in evaluating the results of certain segments relative to other entities that operate within these industries.

Definitions of the measures set out in the tables below are provided in the accounting policies.

2014	Health & Beauty Division £million	Pharmaceutical Wholesale Division £million	All other segments £million	Eliminations £million	Total £million
External revenue	7,655	15,599	113	–	23,367
Intra-group revenue	7	1,562	113	(1,682)	–
Total revenue	7,662	17,161	226	(1,682)	23,367
EBITDA	1,071	478	(41)	–	1,508
Underlying depreciation and amortisation	(185)	(50)	(3)	–	(238)
Trading profit/(loss)	886	428	(44)	–	1,270
Share of underlying post-tax earnings of associates and joint ventures					79
Underlying net finance costs					(311)
Underlying tax charge (note 11)					(150)
Underlying profit					888
Less: non-controlling interests					(48)
Underlying profit attributable to equity shareholders					840

2013 Re-presented	Health & Beauty Division £million	Pharmaceutical Wholesale Division £million	All other segments £million	Eliminations £million	Total £million
External revenue	7,477	14,817	112	–	22,406
Intra-group revenue	5	1,561	126	(1,692)	–
Total revenue	7,482	16,378	238	(1,692)	22,406
EBITDA	1,049	484	(28)	–	1,505
Underlying depreciation and amortisation	(184)	(49)	(7)	–	(240)
Trading profit/(loss)	865	435	(35)	–	1,265
Share of underlying post-tax earnings of associates and joint ventures					(6)
Underlying net finance costs					(320)
Underlying tax charge (note 11)					(179)
Underlying profit					760
Less: non-controlling interests					(51)
Underlying profit attributable to equity shareholders					709

2012 Re-presented	Health & Beauty Division £million	Pharmaceutical Wholesale Division £million	All other segments £million	Eliminations £million	Total £million
External revenue	7,666	15,217	126	–	23,009
Intra-group revenue	5	1,611	129	(1,745)	–
Total revenue	7,671	16,828	255	(1,745)	23,009
EBITDA	998	467	(25)	–	1,440
Underlying depreciation and amortisation	(188)	(53)	(7)	–	(248)
Trading profit/(loss)	810	414	(32)	–	1,192
Share of underlying post-tax earnings of associates and joint ventures					21
Underlying net finance costs					(384)
Underlying tax charge (note 11)					(154)
Underlying profit					675
Less: non-controlling interests					(41)
Underlying profit attributable to equity shareholders					634

Share of underlying post-tax earnings of associates and joint ventures excludes Galenica Ltd. which ceased to be an associate of the Group in May 2013 following its distribution to the Group’s ultimate parent company. Comparative amounts are re-presented on this basis.

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

4 Segmental information continued

The reconciliation of trading profit to profit before tax was:

	2014 £million	2013 £million	2012 £million
Trading profit	1,270	1,265	1,192
Amortisation of customer relationships and brands	(100)	(105)	(115)
Exceptional items	(38)	(106)	(44)
Profit from operations before associates and joint ventures	1,132	1,054	1,033
Share of post-tax earnings of associates and joint ventures	86	39	58
Net gains relating to associates	109	8	–
Profit from operations	1,327	1,101	1,091
Net finance costs	(354)	(264)	(403)
Profit before tax	973	837	688

The share of post-tax earnings of associates and joint ventures is stated after the Group’s share of exceptional items of associates and joint ventures of £nil (2013: £nil, 2012: £2 million expense).

The reconciliation of underlying profit to statutory profit for the year was:

	2014 £million	2013 Re-presented £million	2012 Re-presented £million
Underlying profit	888	760	675
Amortisation of customer relationships and brands	(100)	(105)	(115)
Share of post-tax earnings of distributed associate	7	45	39
Net exceptional items before tax	18	(66)	(33)
Timing differences within net finance costs	10	24	(32)
Tax credit on items not in underlying profit	35	45	41
Exceptional tax credits	113	38	75
Profit for the year from continuing operations	971	741	650
Loss for the year from discontinued operations	–	–	(57)
Profit for the year	971	741	593

The Group’s reportable segment assets and liabilities at the year end were:

	2014			2013
	Assets £million	Liabilities £million	Net £million	Assets £million	Liabilities £million	Net £million
Health & Beauty Division	10,226	(1,279)	8,947	10,215	(1,205)	9,010
Pharmaceutical Wholesale Division	6,273	(3,266)	3,007	7,120	(3,883)	3,237
All other segments	82	(100)	(18)	149	(99)	50
Eliminations	(226)	226	–	(236)	236	–
Allocated segment assets/(liabilities)	16,355	(4,419)	11,936	17,248	(4,951)	12,297
Unallocated:
Investments in associates and joint ventures	318	–	318	958	–	958
Future distribution obligation	–	–	–	–	(657)	(657)
Available-for-sale investments	67	–	67	48	–	48
Retirement benefit (obligations)/assets	–	(174)	(174)	62	(98)	(36)
Assets classified as held for sale	3	–	3	5	–	5
Net current and deferred tax	37	(913)	(876)	30	(1,081)	(1,051)
Net cash/(borrowings)	697	(5,748)	(5,051)	782	(6,675)	(5,893)
	17,477	(11,254)	6,223	19,133	(13,462)	5,671

Allocated segment assets at the year end comprised goodwill of £4,625 million (2013: £4,710 million), other intangible assets of £5,309 million (2013: £5,416 million), property, plant and equipment of £1,907 million (2013: £1,918 million), inventories of £1,892 million (2013: £2,030 million), and trade and other receivables of £2,622 million (2013: £3,174 million).

Allocated segment liabilities at the year end comprised trade and other payables, excluding the future distribution obligation, of £4,394 million (2013: £4,902 million) and provisions of £25 million (2013: £49 million).

Eliminations included inter-segmental trading accounts between subsidiary undertakings.

Other information in respect of the Group’s segments was:

2014	Health & Beauty Division £million	Pharmaceutical Wholesale Division £million	All other segments £million	Total £million
Amortisation of other intangible assets	78	75	–	153
Depreciation of property, plant and equipment	146	36	3	185
Additions to non-current assets:
– other intangible assets	50	20	–	70
– property, plant and equipment	161	43	7	211

2013	Health & Beauty Division £million	Pharmaceutical Wholesale Division £million	All other segments £million	Total £million
Amortisation of other intangible assets	73	79	–	152
Depreciation of property, plant and equipment	150	37	6	193
Impairment	–	62	–	62
Additions to non-current assets:
– other intangible assets	50	19	–	69
– property, plant and equipment	94	39	4	137

2012	Health & Beauty Division £million	Pharmaceutical Wholesale Division £million	All other segments £million	Total £million
Amortisation of other intangible assets	74	91	–	165
Depreciation of property, plant and equipment	158	41	8	207
Additions to non-current assets:
– goodwill	1	4	–	5
– other intangible assets	72	19	–	91
– property, plant and equipment	125	41	4	170

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

4 Segmental information continued

The Group’s revenues for groups of similar products and services were:

	2014 £million	2013 £million	2012 £million
Health & Beauty Division
Dispensing and Related Income	2,593	2,609	2,802
Retail	4,633	4,475	4,475
Optical	349	335	332
Other	87	63	62
	7,662	7,482	7,671
Pharmaceutical Wholesale Division
Wholesale and Related Services	17,161	16,378	16,828
	17,161	16,378	16,828
All other segments and eliminations	(1,456)	(1,454)	(1,490)
	23,367	22,406	23,009

The Group’s external revenue based on the geographical location of customers was:

	2014 £million	2013 £million	2012 £million
UK	9,077	8,747	8,583
France	3,799	3,883	4,514
Germany	3,735	3,508	3,752
Other	6,756	6,268	6,160
	23,367	22,406	23,009

Revenue arising from customers in Switzerland, the Company’s country of domicile was £65 million (2013: £6 million, 2012: £nil).

Segmental non-current, non-financial assets, excluding deferred tax assets and retirement benefit assets, based on the geographical location of the assets were:

	2014 £million	2013 £million
UK	10,052	10,050
France	522	557
Germany	109	118
Switzerland	38	671
Other	1,438	1,606
	12,159	13,002

Segment non-current, non-financial assets at the year end comprised goodwill of £4,625 million (2013: £4,710 million), other intangible assets of £5,309 million (2013: £5,416 million), property, plant and equipment of £1,907 million (2013: £1,918 million) and investments in associates and joint ventures of £318 million (2013: £958 million).

5 Profit from operations before associates and joint ventures

2014	Before amortisation of customer relationships and brands, and exceptional items £million	Amortisation of customer relationships and brands £million	Exceptional items £million	Total £million
Revenue	23,367	–	–	23,367
Cost of sales	(18,458)	–	–	(18,458)
Gross profit	4,909	–	–	4,909
Selling, distribution and store costs	(3,137)	(100)	–	(3,237)
Administrative costs	(502)	–	(38)	(540)
Profit from operations before associates and joint ventures	1,270	(100)	(38)	1,132

2013	Before amortisation of customer relationships and brands, and exceptional items £million	Amortisation of customer relationships and brands £million	Exceptional items £million	Total £million
Revenue	22,406	–	–	22,406
Cost of sales	(17,552)	–	(31)	(17,583)
Gross profit	4,854	–	(31)	4,823
Selling, distribution and store costs	(3,099)	(105)	(6)	(3,210)
Administrative costs	(490)	–	(69)	(559)
Profit from operations before associates and joint ventures	1,265	(105)	(106)	1,054

2012	Before amortisation of customer relationships and brands, and exceptional items £million	Amortisation of customer relationships and brands £million	Exceptional items £million	Total £million
Revenue	23,009	–	–	23,009
Cost of sales	(18,192)	–	–	(18,192)
Gross profit	4,817	–	–	4,817
Selling, distribution and store costs	(3,140)	(115)	(39)	(3,294)
Administrative costs	(485)	–	(5)	(490)
Profit from operations before associates and joint ventures	1,192	(115)	(44)	1,033

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

6 Exceptional items

	2014 £million	2013 £million	2012 £million
Within profit from operations
Call option for warrants[1]	(34)	–	–
Impairment of goodwill and other intangible assets[2]	–	(62)	–
Contract Manufacturing restructuring programme[3]	–	(31)	–
UK Health & Beauty restructuring programme[4]	–	–	(30)
Pharmaceutical Wholesale Division restructuring programme[5]	–	–	(11)
Other[6]	(4)	(13)	(3)
Within profit from operations before associates and joint ventures	(38)	(106)	(44)
Within share of post-tax earnings of associates and joint ventures	–	–	(2)
Gain on disposal and distribution of associates[7]	116	2	–
Impairment of investment in associate	(7)	–	–
Gain on acquisition of a controlling interest in an associate	–	6	–
	71	(98)	(46)
Within finance income
Repurchase and repayment of acquisition borrowings[8]	(14)	28	24
Fair value movement of equity purchase commitment[9]	7	–	–
Gain on disposal of available-for-sale investments	–	–	1
	(7)	28	25
Within finance costs
Impairment of available-for-sale investment[10]	–	(3)	(16)
Impairment of investment loan asset	–	–	(2)
Reassessment of obligations to non-controlling interests	(3)	13	6
Reassessment of distribution obligation[7]	(43)	(6)	–
	(46)	4	(12)
Within tax
Tax credit on exceptional items	7	12	2
Exceptional tax credits[11]	113	38	75
	120	50	77
	138	(16)	44

1	During the prior year, the Group together with Walgreen Co. and its subsidiaries (‘Walgreens’) signed agreements with AmerisourceBergen Corporation (‘AmerisourceBergen’) which included the Group receiving warrants to purchase up to 8% of the equity of AmerisourceBergen at future dates. Simultaneously, the Group issued a call option to Walgreens for Walgreens to purchase these warrants from the Group, only exercisable if Walgreens exercises its option to acquire the remaining 55% equity stake of the Group that they do not currently own.

2	During the prior year, the Group recorded an impairment of goodwill and other intangible assets relating to the Megapharm operations within the Pharmaceutical Wholesale Germany business.

3	During the prior year, the Group announced a restructuring programme within Contract Manufacturing to improve the efficiency and overall performance of the UK factory.

4	In the year ended 31 March 2011, the Group commenced a programme within the UK part of its Health & Beauty Division and related contract manufacturing activities to provide best in class support for stores and drive future growth. The programme, which focuses on optimising end-to-end business processes, includes moving to a leaner central support organisation, supported by new systems, a streamlining of manufacturing operations and optimisation of supply chain activities. Related exceptional charges incurred during the year ended 31 March 2012 were as previously announced.

5	In the year ended 31 March 2011, the Group commenced the second phase of the restructuring programme in its Pharmaceutical Wholesale Division, which further adapts its pharmaceutical wholesale businesses to better fulfil the expectations of customers and payors, as well as securing new opportunities in the marketplace. During the year ended 31 March 2012, the programme was extended to include businesses acquired in 2010/11 resulting in additional exceptional charges.

6	Other comprises net gains/(losses) on disposal of other assets and acquisition related costs, and in the prior year also included legal and other advisory costs for the Walgreens and AmerisourceBergen transactions, residual costs in relation to other previously announced exceptional projects and negative goodwill.

7	During the prior year, the Company entered a Purchase and Option Agreement with its parent company, AB Acquisitions Holdings Limited, and Walgreens for Walgreens to acquire a 45% equity stake in the Group. As part of this agreement, the Company made a commitment to distribute or otherwise transfer its subsidiary’s investment in Galenica Ltd. and any related dividend distributions or proceeds to the selling shareholders at a future date without any payment. The Group recognised this commitment as a liability measured at fair value. On 10 May 2013, the Group distributed its investment in Galenica Ltd. recognising a gain on distribution of £115 million. The increase in the fair value of the liability for this commitment since the beginning of the year to the date of distribution was £43 million.

8	During the year, the Group repurchased and repaid acquisition borrowings with a net value of £1,258 million (2013: £1,124 million, 2012: £655 million). Pre-paid financing fees expensed on these repurchases and repayments were £13 million.

9	During the prior year, the Group entered into a contract to acquire a 12% stake in Nanjing Pharmaceutical Company Limited. The fair value gain in the year on this derivative financial instrument was £7 million.

10	During 2013 and 2012, the Group recorded impairments of its investment in Cegedim, a listed group, to reflect the market value of its shares.

11	The exceptional credit in the year mainly relates to the net reduction in deferred tax assets and liabilities resulting from the three percentage point reduction in the rate of future UK corporation tax enacted during the year. This comprised a two percentage point reduction applicable from April 2014 and the further one percentage point reduction applicable from April 2015. The exceptional tax credits in the prior years mainly related to a one percentage point reduction in the rate of UK corporation tax applicable from April 2013 and a two percentage point reduction in the rate of UK corporation tax applicable from April 2012 respectively.

7 Profit from operations

The following items have been deducted in arriving at profit from operations:

	2014 £million	2013 £million	2012 £million
Amortisation of other intangible assets	153	152	163
Depreciation of property, plant and equipment	185	193	206
Impairment	–	62	–
Net losses/(gains) on disposal of property, plant and equipment	1	11	(1)
Operating lease rentals	391	389	384
Employee costs	2,009	1,970	1,975
An analysis of the total remuneration paid to the Group’s principal auditor is provided below:
	2014 £million	2013 £million	2012 £million
Audit:
– consolidated financial statements	0.1	0.1	0.1
– subsidiary financial statements	1.8	1.4	1.2
	1.9	1.5	1.3
Other services for the Group:
– transaction services	0.2	0.1	0.3
– taxation	0.1	0.1	0.2
– other	0.4	0.4	0.3
	0.7	0.6	0.8
Walgreens reporting (reimbursed)	2.0	2.5	–
	4.6	4.6	2.1

8 Employee costs

The average monthly number of persons employed by the Group over the year, including Directors and part-time employees, was:

	2014		2013		2012
	Number of heads	Full-time equivalents	Number of heads	Full-time equivalents	Number of heads	Full-time equivalents
Health & Beauty Division	74,157	50,743	72,667	49,324	74,851	49,808
Pharmaceutical Wholesale Division	26,417	23,889	25,656	23,134	24,954	22,555
Contract Manufacturing & Corporate	2,180	2,137	2,231	2,187	2,093	2,047
	102,754	76,769	100,554	74,645	101,898	74,410

Costs incurred in respect of these employees were:

	2014 £million	2013 £million	2012 £million
Wages and salaries	1,700	1,661	1,661
Social security costs	219	218	225
Retirement benefit costs:
– defined benefit schemes (current service costs)	2	3	4
– defined contribution schemes	88	88	85
	2,009	1,970	1,975

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

9 Finance income

	2014 £million	2013 £million	2012 £million
Bank deposit and other interest income	30	31	51
Net interest income on net defined benefit scheme assets	3	2	–
Other finance income	7	48	35
	40	81	86
Exceptional items:
– repurchase and repayment of acquisition borrowings	(14)	28	24
– fair value movement of equity purchase commitment	7	–	1
	(7)	28	25
	33	109	111
10 Finance costs
	2014 £million	2013 £million	2012 £million
Interest on bank loans and overdrafts	267	322	387
Net interest cost on net defined benefit scheme liabilities	3	4	12
Financing fees	55	62	55
Net fair value movements on non-designated derivative financial instruments	(22)	(57)	12
Unwind of discount on obligations to non-controlling interests	12	22	24
Other finance costs	26	24	12
	341	377	502
Exceptional items:
– impairment of available-for-sale investment	–	3	16
– impairment of investment loan asset	–	–	2
– reassessment of obligations to non-controlling interests	3	(13)	(6)
– reassessment of distribution obligation	43	6	–
	46	(4)	12
	387	373	514

Interest on bank loans and overdrafts includes £4 million (2013: £22 million, 2012: £22 million) of rolled up interest on mezzanine debt which is payable when the debt itself is settled. The total interest expense for financial liabilities not at fair value through profit or loss was £282 million (2013: £332 million, 2012: £371 million). Financing fees include £19 million (2013: £27 million, 2012: £27 million) of amortised fees which are expensed over the term of the financing being provided.

Interest income/expense related to derivative financial instruments is included within bank deposit and other interest income and interest on bank loans and overdrafts within finance income and finance costs respectively on a gross basis.

The net loss on financial assets/liabilities at fair value through profit or loss was £10 million (2013: £13 million gain, 2012: £38 million loss).

Changes in the fair value of the Group’s obligation to distribute its equity shareholding in Galenica Ltd. arose from the reassessment of this obligation up until the date of distribution on 10 May 2013.

11 Tax

An analysis of the tax charge in the year was:

	2014 £million	2013 £million	2012 £million
Current tax
Current tax charge for the year	177	184	101
Adjustments in respect of prior years	(13)	(15)	(11)
	164	169	90
Deferred tax
Impact of change in tax rates	(113)	(38)	(75)
Deferred tax relating to the origination and reversal of temporary differences	(49)	(35)	20
	(162)	(73)	(55)
	2	96	35
Arising from
– continuing operations	2	96	38
– discontinued operations	–	–	(3)
	2	96	35

The Group’s principal operations are geographically dispersed and therefore the appropriate standard rate of tax is the average of the standard tax rates in the countries of operation, weighted by the amount of profit before tax. The reconciliation of the expected total tax charge was based on this weighted average standard tax rate of 23.6% (2013: 23.6%, 2012: 26.3%).

The reconciliation of the expected total tax charge to the reported tax charge in the year was:

	2014 £million	2013 £million	2012 £million
Profit/(loss) before tax
Continuing operations	973	837	688
Discontinued operations	–	–	(60)
	973	837	628
Less: share of post-tax earnings of associates and joint ventures	(86)	(39)	(58)
	887	798	570
Expected tax charge at weighted average standard tax rate	210	188	150
Factors affecting charge for the year:
– non-taxable gain on distribution of associate	(24)	–	–
– non-taxable items and tax credits/non-deductible items[1]	(54)	(47)	(36)
– impairment of available-for-sale investment	–	1	6
– unrelieved tax losses arising in the year	11	21	12
– recognition/utilisation of brought forward tax losses	(1)	(3)	(10)
– current tax adjustments in respect of prior years	(13)	(15)	(11)
– deferred tax adjustments in respect of prior years	(17)	(14)	(3)
– other differences	3	3	2
– exceptional tax credits[2]	(113)	(38)	(75)
	2	96	35

1	Non-taxable items include tax credits arising from updates to tax base costs of the Group’s property and intangible assets, and other non-taxable finance income.

2	The exceptional credit in the year mainly relates to the net reduction in deferred tax assets and liabilities resulting from the three percentage point reduction in the rate of future UK corporation tax enacted during the year. This comprised a two percentage point reduction applicable from April 2014 and the further one percentage point reduction applicable from April 2015. The exceptional tax credits in the prior years mainly related to a one percentage point reduction in the rate of UK corporation tax applicable from April 2013 and a two percentage point reduction in the rate of UK corporation tax applicable from April 2012 respectively.

The effective tax rate, which is defined as the tax charge expressed as a percentage of profit from operations excluding share of post-tax earnings of associates and joint ventures, net of finance income and finance costs was 0.2% (2013: 12.0%, 2012: 6.1%).

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

11 Tax continued

The underlying tax charge, which is the tax charge adjusted to exclude tax on amortisation of customer relationships and brands, exceptional items, timing differences within net finance costs and exceptional tax, reconciled to the tax charge in the year was:

	2014 £million	2013 £million	2012 £million
Underlying tax charge	150	179	154
Tax on:
– amortisation of customer relationships and brands	(31)	(34)	(43)
– exceptional items	(7)	(12)	(2)
– timing differences within net finance costs	3	1	4
Exceptional tax credits	(113)	(38)	(75)
Tax charge arising from continuing operations	2	96	38
Tax credit arising on discontinued operations	–	–	(3)
	2	96	35

The underlying effective tax rate, calculated as the underlying tax charge as a percentage of trading profit less underlying net finance costs, was 15.6% (2013: 18.9%, 2012: 19.1%).

Tax credit/(charge) on items taken directly to other comprehensive income comprised:

	2014			2013
	Before tax £million	Tax £million	After tax £million	Before tax £million	Tax £million	After tax £million
Other comprehensive income
Defined benefit schemes – net remeasurements	(189)	33	(156)	(72)	16	(56)
Net exchange differences on translation of non-Sterling denominated operations	(183)	(3)	(186)	28	(2)	26
Fair value movements on cash flow hedging instruments including amounts recycled	6	(1)	5	(2)	–	(2)
Movements on available-for-sale investments including amounts recycled	7	(1)	6	5	–	5
Share of post-tax other comprehensive income of associates and joint ventures	(1)	–	(1)	2	–	2
Amounts recycled on distribution of associate	(78)	–	(78)	–	–	–
	(438)	28	(410)	(39)	14	(25)

	2012
	Before tax £million	Tax £million	After tax £million
Other comprehensive income
Defined benefit schemes – net remeasurements net of surplus restrictions	100	(26)	74
Net exchange differences on translation of non-Sterling denominated operations	(52)	2	(50)
Movements on available-for-sale investments including amounts recycled	(9)	–	(9)
Share of post-tax other comprehensive income of associates and joint ventures	(1)	–	(1)
	38	(24)	14

12 Discontinued operations

In the year ended 31 March 2012, the Group sold 51% of its interest in Alliance Boots Investments 1 Limited, the UK parent company of its Russia business, to a fellow wholly owned subsidiary of AB Acquisitions Holdings Limited, the Group’s ultimate parent company. From that date the Group no longer had the ability to control the businesses operated and owned by Alliance Boots Investments 1 Limited, and since Russia was considered to be a significant separate geography, the results from Russia were shown separately as discontinued operations.

From the date of disposal, the Group’s remaining 49% interest in Alliance Boots Investments 1 Limited was accounted for as an associate until 1 November 2012 when the 51% interest previously sold was re-acquired (note 32).

The cash flow from discontinued operations was as follows:

2012 £million
Net cash outflow from operating activities	(37)
Net cash generated from investing activities	6
Net cash from financing activities	34
Net increase in cash and cash equivalents	3

The consideration received in the year ended 31 March 2012 on the sale of the Group’s 51% interest in Alliance Boots Investments 1 Limited was £3 million, and net borrowings at disposal were £28 million, which was net of £13 million of cash and cash equivalents.

The effect of the disposal on the financial position of the Group was:

2012 £million
Intangible assets	1
Property, plant and equipment	3
Inventories	141
Trade and other receivables	166
Cash and cash equivalents	13
Borrowings	(40)
Trade and other payables, and provisions	(263)
Derivative financial instruments	(1)
Net deferred tax assets	1
Net assets	21

In the year ended 31 March 2012, up to the date of disposal, the average number of employees in the discontinued operations was 1,647. The loss for the year from discontinued operations was:

2012 £million
Revenue	796
Cost of sales	(760)
Gross profit	36
Selling, distribution and store costs	(55)
Administrative costs	(16)
Loss from operations	(35)
Finance costs	(10)
Loss before tax	(45)
Tax	3
Loss on disposal of discontinued operation	(15)
Loss for the year	(57)

In the year ended 31 March 2012, the loss from operations included £1 million of amortisation of customer relationships and brands and £11 million of exceptional items which comprised £3 million of goodwill impairment and £8 million of customer relationship impairment.

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

13 Goodwill

	2014 £million	2013 £million
Net book value
At 1 April	4,710	4,751
Acquisitions of businesses	9	–
Impairment	–	(51)
Currency translation differences	(94)	10
At 31 March	4,625	4,710

During the prior year, an impairment in relation to the Megapharm operations within Pharmaceutical Wholesale Germany was recognised within profit from operations and classified as an exceptional item (note 6).

The cumulative impairment in the carrying value of goodwill at 31 March 2014 was £192 million (2013: £196 million).

14 Other intangible assets

2014	Pharmacy licences £million	Brands £million	Customer relationships £million	Software £million	Other £million	Total £million
Cost
At 1 April 2013	1,280	2,990	1,465	486	16	6,237
Acquisitions of businesses	3	8	4	–	–	15
Additions	–	–	–	65	5	70
Disposals	–	–	–	(49)	–	(49)
Currency translation differences	–	–	(57)	(4)	–	(61)
At 31 March 2014	1,283	2,998	1,412	498	21	6,212
Amortisation
At 1 April 2013	–	31	535	245	10	821
Charge	–	4	96	51	2	153
Disposals	–	–	–	(49)	–	(49)
Currency translation differences	–	–	(20)	(2)	–	(22)
At 31 March 2014	–	35	611	245	12	903
Net book value	1,283	2,963	801	253	9	5,309

2013	Pharmacy licences £million	Brands £million	Customer relationships £million	Software £million	Other £million	Total £million
Cost
At 1 April 2012	1,281	2,990	1,458	420	13	6,162
Acquisitions of businesses	–	–	–	1	–	1
Additions	–	–	–	66	3	69
Disposals	(1)	–	–	(2)	(1)	(4)
Currency translation differences	–	–	7	1	1	9
At 31 March 2013	1,280	2,990	1,465	486	16	6,237
Amortisation
At 1 April 2012	–	27	424	200	3	654
Charge	–	4	101	46	1	152
Impairment	–	–	6	–	5	11
Disposals	–	–	–	(2)	–	(2)
Currency translation differences	–	–	4	1	1	6
At 31 March 2013	–	31	535	245	10	821
Net book value	1,280	2,959	930	241	6	5,416

The amortisation charge was £153 million (2013: £152 million, 2012: £163 million), of which £120 million (2013: £123 million, 2012: £131 million) was recognised in selling, distribution and store costs, and £33 million (2013: £29 million, 2012: £32 million) in administrative costs.

The prior year impairment related to the Megapharm operations within Pharmaceutical Wholesale Germany (note 6).

The cumulative impairment in the carrying value of customer relationships at 31 March 2014 was £6 million (2013: £6 million), and of other intangible assets was £5 million (2013: £5 million). There were no other accumulated impairment losses at the beginning or end of the year.

Included within the carrying value of brands is the Boots brand which has a carrying value of £2,162 million (2013: £2,162 million).

Internally developed software and software under development totalling £16 million (2013: £6 million) was included within additions during the year.

15 Impairment testing of goodwill and other intangible fixed assets

Goodwill, pharmacy licences and brands which have an indefinite useful life are subject to annual impairment testing, or are assessed more frequently if there are indications of impairment.

Goodwill, pharmacy licences, brands and customer relationships have been allocated to the appropriate cash generating units (‘CGUs’) identified according to the country of operation and business. Those with significant amounts allocated at the year end are shown in the table below:

	2014				2013
	Goodwill £million	Pharmacy licences £million	Brands £million	Customer relationships £million	Goodwill £million	Pharmacy licences £million	Brands £million	Customer relationships £million
Health & Beauty Division – Boots UK	2,441	1,283	2,905	414	2,441	1,280	2,909	445
Pharmaceutical Wholesale – UK	1,044	–	–	76	1,044	–	–	87
Other	1,140	–	58	311	1,225	–	50	398
	4,625	1,283	2,963	801	4,710	1,280	2,959	930

Other comprises individually non-significant CGUs in comparison with the Group’s total carrying amount of goodwill and other intangible assets.

The recoverable amounts of the CGUs are determined from value-in-use calculations which use discounted cash flows for a period of five years taken from approved budgets and three year forecasts, and extrapolated cash flows for the periods beyond these using estimated long term growth rates. The key assumptions are:

•	Long term average growth rates are used to extrapolate cash flows. These are determined with reference to both internal approved budgets and forecasts and available external long term growth data for both the country and sector of each CGU.
•	Discount rates are calculated separately for each CGU and reflect the individual nature and specific risks relating to the market in which it operates.
•	Gross margins are based on past performance and management’s expectations of market development. No improvements to margins beyond periods covered by approved budgets and forecasts have been assumed.

The CGUs with significant amounts of intangible assets are Boots UK and the Pharmaceutical Wholesale business in the UK. For these UK CGUs, the pre-tax discount rate was 11.5% (2013: 11.0%), and the long term growth rates were 2.4% and 4.3% respectively (2013: 2.3% and 4.2% respectively). For other CGUs pre-tax discount rates ranged from 11.5% to 22.0% (2013: 11.0% to 23.0%), and the long term growth rates used ranged from 1.0% to 14.2% (2013: 0.7% to 14.9%). A sensitivity analysis has been performed in assessing the recoverable amounts of goodwill.

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

16 Property, plant and equipment

2014	Land and buildings £million	Fixtures, plant and equipment £million	Total £million
Cost
At 1 April 2013	1,393	1,493	2,886
Acquisitions of businesses	1	–	1
Additions	18	193	211
Disposals	(16)	(97)	(113)
Transferred to assets held for sale	(6)	(1)	(7)
Currency translation differences	(20)	(24)	(44)
At 31 March 2014	1,370	1,564	2,934
Depreciation
At 1 April 2013	194	774	968
Charge	29	156	185
Disposals	(11)	(93)	(104)
Transferred to assets held for sale	(1)	–	(1)
Currency translation differences	(4)	(17)	(21)
At 31 March 2014	207	820	1,027
Net book value	1,163	744	1,907

2013	Land and buildings £million	Fixtures, plant and equipment £million	Total £million
Cost
At 1 April 2012	1,393	1,451	2,844
Acquisitions of businesses	1	3	4
Additions	23	114	137
Disposals	(20)	(80)	(100)
Transferred to assets held for sale	(5)	–	(5)
Currency translation differences	1	5	6
At 31 March 2013	1,393	1,493	2,886
Depreciation
At 1 April 2012	177	675	852
Charge	31	162	193
Disposals	(12)	(67)	(79)
Transferred to assets held for sale	(2)	–	(2)
Currency translation differences	–	4	4
At 31 March 2013	194	774	968
Net book value	1,199	719	1,918

Certain items previously classified as fixtures, plant and equipment, which predominantly related to leasehold improvements, have been reclassified as land and buildings, and amounts at the beginning of the comparative year have been restated accordingly.

Included within the net book values were amounts in respect of assets held under finance leases of £13 million (2013: £14 million) in fixtures, plant and equipment. Property, plant and equipment with a carrying amount of £13 million (2013: £14 million) have been pledged as security for certain local borrowing facilities.

Included within the net book values were assets in the course of construction of £6 million (2013: £5 million) in land and buildings and £14 million (2013: £14 million) in fixtures, plant and equipment.

The depreciation charge was £185 million (2013: £193 million, 2012: £206 million), of which £2 million (2013: £11 million, 2012: £6 million) was recognised in cost of sales, £154 million (2013: £159 million, 2012: £166 million) in selling, distribution and store costs, and £29 million (2013: £23 million, 2012: £34 million) in administrative costs.

17 Investments in associates and joint ventures

Details of the Group’s principal associates and joint ventures are provided in note 36.

Movements in the carrying amounts of associates and joint ventures were:

	2014			2013
	Associates £million	Joint ventures £million	Total £million	Associates £million	Joint ventures £million	Total £million
At 1 April	803	155	958	779	132	911
Acquisitions and investments	–	5	5	14	2	16
Gain on acquisition of a controlling interest	–	–	–	6	–	6
Derecognised on acquisition of a controlling interest	–	–	–	(3)	–	(3)
Disposals and distribution	(650)	–	(650)	(1)	–	(1)
Share of post-tax earnings	12	74	86	21	18	39
Share of other comprehensive income	(1)	–	(1)	2	–	2
Dividends	(15)	(34)	(49)	(14)	(4)	(18)
Impairment	(7)	–	(7)	–	–	–
Currency translation differences	(10)	(14)	(24)	(1)	7	6
At 31 March	132	186	318	803	155	958

The Group’s share of contingent liabilities of associates and joint ventures was £4 million (2013: £38 million).

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

17 Investments in associates and joint ventures continued

Investments in joint ventures

Walgreens Boots Alliance Development GmbH

Set out below is the summarised financial information for Walgreens Boots Alliance Development GmbH which is considered material to the Group. The information reflects the amounts derived from the financial statements of the joint venture at 100% (and not the Group’s 50% share of those amounts) translated at the exchange rates sets out in note 3.

The summarised statement of comprehensive income for the year ended 31 March was:

	2014 £million	2013 £million	2012 £million
Revenue	130	17	–
Profit before tax	127	13	–
Tax	(10)	(1)	–
Profit for the year	117	12	–
Total comprehensive income for the year	117	12	–

During the year, dividends received from Walgreens Boots Alliance Development GmbH were £27 million (2013: £nil, 2012: £nil).

The summarised statement of financial position at 31 March was:

	2014 £million	2013 £million
Current assets
Cash and cash equivalents	50	5
Other current assets	165	52
	215	57
Current liabilities	(139)	(41)
Net assets	76	16
The reconciliation of the movement in the net assets to the carrying amount was:
	2014 £million	2013 £million
At 1 April	16	–
Investments	–	4
Total comprehensive income	117	12
Dividends	(53)	–
Currency translation differences	(4)	–
At 31 March	76	16
Carrying amount at 50% (2013: 50%)	38	8

The Group’s share of total comprehensive income of other joint ventures was £16 million (2013: £12 million, 2012: £11 million).

18 Available-for-sale investments

	2014 £million	2013 £million
At 1 April	48	41
Additions	16	6
Disposals	(2)	(2)
Movements in fair value	7	2
Currency translation differences	(2)	1
At 31 March	67	48
Available-for-sale investments comprised:
	2014 £million	2013 £million
Listed securities – equity	46	26
Listed securities – non-equity (pledged as collateral)	18	20
Unlisted securities – equity	3	2
	67	48
19 Inventories
	2014 £million	2013 £million
Raw materials	22	23
Work in progress	6	6
Finished goods	1,864	2,001
	1,892	2,030

Included in the aggregate carrying value was £77 million (2013: £62 million) of inventories held at net realisable value.

The write-down in the carrying value of inventories to net realisable value, net of reversals in the year was £4 million (2013: £8 million). The cost of inventories expensed in both years presented was not materially different to the cost of sales recorded (note 5). Inventories with a carrying amount of £23 million (2013: £43 million) have been pledged as security for certain local borrowing facilities.

20 Trade and other receivables

	2014 £million	2013 £million
Non-current
Trade receivables	26	19
Short leasehold premiums	28	31
Loan assets	2	7
Other receivables	22	14
	78	71
Current
Trade receivables	2,199	2,659
Provision for impairment	(46)	(41)
	2,153	2,618
Prepayments and accrued income	178	194
Loan assets	2	89
Other receivables	211	202
	2,544	3,103

Where trade receivables are estimated to be less than their carrying values, provisions have been made to write these down to their estimated recoverable amounts. The aggregate gross carrying value of trade receivables which were either partially or fully impaired was £95 million (2013: £116 million) and the associated aggregate impairment was £46 million (2013: £41 million). Trade receivables with a carrying amount of £37 million (2013: £27 million) have been pledged as security for certain local borrowing facilities.

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

20 Trade and other receivables continued

Included within the aggregate unimpaired trade receivables were £150 million (2013: £183 million) which were past due. These balances have been assessed for recoverability and the Group believes that their credit quality remains intact. An ageing analysis of these unimpaired past due trade receivables was:

	Less than 1 month past due £million	1-2 months past due £million	2-3 months past due £million	More than 3 months past due £million	Total past due £million
Carrying value at 31 March 2014	98	22	10	20	150
Carrying value at 31 March 2013	114	31	14	24	183
The movement in the provision for impairment of trade receivables was:
				2014 £million	2013 £million
At 1 April				(41)	(38)
Created				(18)	(9)
Utilised				4	3
Released				7	4
Currency translation differences				2	(1)
At 31 March				(46)	(41)
21 Cash and cash equivalents
			2014 £million	2013 £million	2012 £million
Bank balances			196	294	214
Short term deposits			305	298	456
Cash and cash equivalents			501	592	670
Bank overdrafts			(1)	(13)	(2)
Cash and cash equivalents in the statement of cash flows			500	579	668

22 Restricted cash

Restricted cash at 31 March 2014 of £156 million (2013: £167 million) consisted of deposits restricted under contractual agency agreements of £70 million (2013: £92 million), cash pledged as collateral on financial instruments of £66 million (2013: £72 million) and cash restricted by law and other obligations of £20 million (2013: £3 million).

23 Deferred tax assets and liabilities

Recognised deferred tax assets and liabilities

The balance of deferred tax assets and liabilities at the year end was:

	Unrelieved tax losses £million	Accelerated capital allowances £million	Retirement benefit assets/ obligations £million	Intangible assets £million	Rolled over gains £million	Other temporary differences £million	Total £million
At 31 March 2014
Deferred tax assets	4	1	5	2	–	4	16
Deferred tax liabilities	55	(84)	(16)	(731)	(21)	16	(781)
	59	(83)	(11)	(729)	(21)	20	(765)
At 31 March 2013
Deferred tax assets	4	–	3	–	–	4	11
Deferred tax liabilities	58	(99)	(59)	(882)	(25)	31	(976)
	62	(99)	(56)	(882)	(25)	35	(965)

The movement in deferred tax assets and liabilities during the year was:
2014	Unrelieved tax losses £million	Accelerated capital allowances £million	Retirement benefit assets/ obligations £million	Intangible assets £million	Rolled over gains £million	Other temporary differences £million	Total £million
At 1 April 2013	62	(99)	(56)	(882)	(25)	35	(965)
Acquisitions of businesses	–	–	–	(2)	–	–	(2)
Income statement (charge)/credit	(2)	14	12	146	4	(12)	162
Credited/(charged) to equity	–	–	33	–	–	(3)	30
Currency translation differences	(1)	2	–	9	–	–	10
At 31 March 2014	59	(83)	(11)	(729)	(21)	20	(765)

2013	Unrelieved tax losses £million	Accelerated capital allowances £million	Retirement benefit assets/ obligations £million	Intangible assets £million	Rolled over gains £million	Other temporary differences £million	Total £million
At 1 April 2012	71	(125)	(62)	(934)	(26)	23	(1,053)
Acquisitions of businesses	2	–	–	–	–	(2)	–
Income statement (charge)/credit	(10)	26	(10)	56	1	10	73
Credited to equity	–	–	16	–	–	–	16
Currency translation differences	(1)	–	–	(4)	–	4	(1)
At 31 March 2013	62	(99)	(56)	(882)	(25)	35	(965)

Unrecognised deferred tax assets and liabilities

Deferred tax assets have only been recognised on deductible temporary differences, unused tax losses or tax credits to the extent that future taxable profits will be available against which the asset can be utilised, or where these can be utilised against other taxable temporary differences. The assets are recorded after reviewing the financial forecasts of the Group’s position, depreciation and potential capital expenditure for capital allowances. Where it is not considered probable that a taxable profit will arise against which the temporary difference can be utilised, no asset has been recognised. Unrecognised deferred tax assets on losses were £45 million (2013: £43 million), of this amount £34 million (2013: £31 million) has no expiration date.

Deferred tax liabilities of £22 million (2013: £32 million) have not been recognised for the tax that would be payable on the unremitted earnings of certain subsidiary undertakings since the Group has discretion over the manner and timing of any distributions, if any, to be made in the future. Unremitted earnings of these subsidiary undertakings totalled £232 million (2013: £232 million).

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

24 Trade and other payables

	2014 £million	2013 £million
Current
Trade payables	3,401	3,725
Other taxation and social security	141	147
Accruals and deferred income	430	465
Liability to acquire equity stakes from non-controlling interests	–	171
Future distribution obligation	–	657
Future dividend obligations to non-controlling interests	6	11
Other payables	258	255
	4,236	5,431
Non-current
Future dividend obligations to non-controlling interests	73	67
Other payables	85	61
	158	128

The liability to acquire equity stakes from non-controlling interests at the prior year end mainly related to Hedef Alliance Holding A.S. and Farmexpert DCI S.A., which were settled in the current year.

The future distribution obligation at the prior year end related to the distribution of Galenica Ltd., which was settled on 10 May 2013.

25 Financial assets and liabilities

The carrying amounts of financial assets and liabilities were:

	2014 £million	2013 £million
Current borrowings
Loans – senior facilities	(100)	–
Other loans – committed	(162)	(67)
Other loans – uncommitted	(34)	(67)
Bank overdrafts	(1)	(13)
Finance lease liabilities	(4)	(5)
	(301)	(152)
Non-current borrowings
Loans – senior facilities	(5,049)	(5,916)
Loans – subordinated facility	–	(397)
Other loans – committed	(386)	(198)
Finance lease liabilities	(9)	(8)
	(5,444)	(6,519)
Total borrowings	(5,745)	(6,671)
Cash and cash equivalents	501	592
Total borrowings net of cash and cash equivalents	(5,244)	(6,079)
Restricted cash	156	167
Derivative financial instruments – interest rate and credit instrument assets	29	23
Derivative financial instruments – currency and interest rate instrument liabilities	(3)	(4)
Derivative financial instruments – equity purchase commitment	11	–
Net borrowings	(5,051)	(5,893)
Available-for-sale investments	67	48
Loan assets	4	96
Trade receivables net of provision for impairment	2,179	2,637
Trade payables	(3,401)	(3,725)
Liability to acquire equity stakes from non-controlling interests	–	(171)
Future distribution obligation	–	(657)
Future dividend obligations to non-controlling interests	(79)	(78)
Net financial liabilities	(6,281)	(7,743)

The Group’s principal borrowings at the year end were:

•	Committed facilities – £5,697 million (2013: £6,578 million) in total:
–	Loans – senior facilities non-current borrowings: these variable rate loans, which are denominated in Sterling and Euros, are fully drawn and their aggregate carrying value at 31 March 2014 was £5,049 million (2013: £6,313 million) including the impact of currency revaluation and are reported net of unamortised fees incurred in respect of the loans. As at 31 March 2014, the contractual maturity dates of these facilities are between 2015 and 2018.
–	Loans – senior facilities current borrowings: this revolving credit facility of £677 million (2013: £577 million) provides access to funding in a range of currencies with 85% (2013: 83%) of the facility available until July 2016 and the balance available to July 2014. £100 million (2013: £nil) of this facility was drawn as at 31 March 2014.
–	Other loans: these loans totalling £548 million (2013: £265 million) represent a mix of fixed and variable rate borrowings denominated in Sterling, Euros, Czech Koruna and Turkish Lira with major maturities concentrated between 2014 and 2017.

•	Uncommitted facilities – £35 million (2013: £80 million) in total:
–	Bank overdrafts and local bank loans repayable on demand. These facilities are denominated in Turkish Lira, Russian Rouble and Czech Koruna.

•	Finance leases – £13 million (2013: £13 million) in total.

Cash and cash equivalents included gross bank overdrafts of £80 million (2013: £68 million) which are offset under cash pooling arrangements.

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

25 Financial assets and liabilities continued

The Group’s core borrowing is provided through committed bank facilities originally set up in 2007 when Alliance Boots became a privately owned company. During the year the Group completed the extension of certain senior facilities in accordance with the ‘springing maturity’ mechanism agreed with lenders in December 2012.

Maturity profile of financial liabilities

The table below shows the contractual maturities of financial liabilities on an undiscounted basis. Interest payments are calculated based on liabilities held at 31 March 2014 without taking account of any future debt issuance. Floating rate interest was estimated using prevailing interest conditions at 31 March 2014. Cash flows in non-Sterling currencies were translated using prevailing exchange rates at 31 March 2014. All floating rate borrowings re-price within three months of the year end.

	Contractual cash flows						Future
2014	1 year or less £million	1-2 years £million	2-3 years £million	3-5 years £million	>5 years £million	Total £million	interest payments and fee amortisation £million	Carrying value £million
Fixed
Other loans – committed	(2)	(2)	(3)	(15)	(5)	(27)	4	(23)
Finance lease liabilities	(4)	(4)	(3)	(3)	–	(14)	1	(13)

Floating
Loans – senior facilities	(310)	(925)	(231)	(4,445)	–	(5,911)	762	(5,149)
Other loans – committed	(167)	(9)	(75)	(303)	–	(554)	29	(525)
Other loans – uncommitted	(34)	–	–	–	–	(34)	–	(34)
Bank overdrafts	(1)	–	–	–	–	(1)	–	(1)
Total borrowings	(518)	(940)	(312)	(4,766)	(5)	(6,541)	796	(5,745)
Trade payables	(3,401)	–	–	–	–	(3,401)	–	(3,401)
Total non-derivative financial liabilities	(3,919)	(940)	(312)	(4,766)	(5)	(9,942)	796	(9,146)
Forward currency derivatives	(3)	–	–	–	–	(3)	–	(3)
Total derivative financial liabilities	(3)	–	–	–	–	(3)	–	(3)
Total financial liabilities	(3,922)	(940)	(312)	(4,766)	(5)	(9,945)	796	(9,149)

In addition to the contractual maturities of financial liabilities presented above, the Group has an ongoing future dividend obligation in relation to the non-controlling interest in Boots Optical Investment Holdings Limited. The contractual undiscounted cash flows are £6 million within one year, £5 million between 1 and 2 years and £20 million between 2 and 5 years.

	Contractual cash flows						Future
2013	1 year or less £million	1-2 years £million	2-3 years £million	3-5 years £million	>5 years £million	Total £million	interest payments and fee amortisation £million	Carrying value £million
Fixed:
Other loans – committed	(56)	(8)	(2)	(2)	–	(68)	1	(67)
Finance lease liabilities	(6)	(3)	(3)	(3)	–	(15)	2	(13)

Floating:
Loans – senior facilities	(244)	(247)	(1,482)	(4,889)	–	(6,862)	946	(5,916)
Loans – subordinated facility	(15)	(15)	(17)	(493)	–	(540)	143	(397)
Other loans – committed	(17)	(123)	(1)	(65)	–	(206)	8	(198)
Other loans – uncommitted	(67)	–	–	–	–	(67)	–	(67)
Bank overdrafts	(13)	–	–	–	–	(13)	–	(13)
Total borrowings	(418)	(396)	(1,505)	(5,452)	–	(7,771)	1,100	(6,671)
Trade payables	(3,725)	–	–	–	–	(3,725)	–	(3,725)
Liability to acquire equity stakes from non-controlling interests	(185)	–	–	–	–	(185)	14	(171)
Total non-derivative financial liabilities	(4,328)	(396)	(1,505)	(5,452)	–	(11,681)	1,114	(10,567)
Interest rate derivatives:
– outflows	(17)	(18)	(6)	–	–	(41)
– inflows	15	16	6	–	–	37
Total derivative financial liabilities	(2)	(2)	–	–	–	(4)	–	(4)
Total financial liabilities	(4,330)	(398)	(1,505)	(5,452)	–	(11,685)	1,114	(10,571)

In addition to the contractual maturities of financial liabilities presented above, the Group had an ongoing future dividend obligation in relation to the non-controlling interest in Hedef Alliance Holding A.S. and Boots Optical Investment Holdings Limited. The contractual undiscounted cash flows were £11 million within one year, £4 million between 1 and 2 years and £14 million between 2 and 5 years.

Finance lease liabilities

			2014			2013
	Minimum lease payments £million	Interest £million	Present value of minimum lease payments £million	Minimum lease payments £million	Interest £million	Present value of minimum lease payments £million
Less than one year	4	–	4	6	(1)	5
Between one year and five years	10	(1)	9	9	(1)	8
	14	(1)	13	15	(2)	13

Under the terms of the finance lease agreements entered into by the Group, no material contingent rents are payable.

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

25 Financial assets and liabilities continued

Carrying value and fair value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Carrying values and fair values of the Group’s financial assets and liabilities held to finance the Group’s operations were:

	2014		2013
	Carrying value £million	Fair value £million	Carrying value £million	Fair value £million
Liabilities held at amortised cost
Loans – senior facilities	(5,149)	(5,176)	(5,916)	(5,965)
Loans – subordinated facility	–	–	(397)	(405)
Other loans – committed	(548)	(548)	(265)	(265)
Other loans – uncommitted	(34)	(34)	(67)	(67)
Bank overdrafts	(1)	(1)	(13)	(13)
Finance lease liabilities	(13)	(14)	(13)	(15)
Liability to acquire equity stakes from non-controlling interests	–	–	(171)	(171)
Future dividend obligations to non-controlling interests	(79)	(79)	(78)	(78)
Trade payables	(3,401)	(3,401)	(3,725)	(3,725)
	(9,225)	(9,253)	(10,645)	(10,704)
Liabilities held at fair value
Future distribution obligation	–	–	(657)	(657)
Derivative financial instruments – currency and interest rate instrument liabilities	(3)	(3)	(4)	(4)
	(3)	(3)	(661)	(661)
Loans and receivables financial assets
Trade receivables net of provision for impairment	2,179	2,179	2,637	2,637
Loan assets	4	4	96	96
	2,183	2,183	2,733	2,733
Financial assets held at fair value
Derivative financial instruments – interest rate and credit instrument assets	29	29	23	23
Derivative financial instruments – equity purchase commitment	11	11	–	–
Available-for-sale investments	67	67	48	48
	107	107	71	71
Cash and cash equivalents	501	501	592	592
Restricted cash	156	156	167	167
Net financial liabilities	(6,281)	(6,309)	(7,743)	(7,802)

The fair values of bank overdrafts, other loans and trade receivables approximate to their carrying values due to either their short term nature or being re-priced at variable interest rates. The carrying value of the variable rate senior facility loans, were lower than the fair values of the instruments due mainly to the impact of unamortised fees included in the carrying value. The fair value of these loans has been estimated as level 2 in the fair value hierarchy.

The carrying values of financial assets and liabilities held at fair value, as analysed by the levels of the fair value hierarchy, were:

2014	Level 1 £million	Level 2 £million	Level 3 £million	Total £million
Financial liabilities
Derivative financial instruments – currency	–	(3)	–	(3)
	–	(3)	–	(3)
Financial assets
Derivative financial instruments – interest rate and credit instrument assets	–	29	–	29
Derivative financial instruments – equity purchase commitment	–	–	11	11
Available-for-sale investments	67	–	–	67
	67	29	11	107

2013	Level 1 £million	Level 2 £million	Level 3 £million	Total £million
Financial liabilities:
Derivative financial instruments – interest rate	–	(4)	–	(4)
Future distribution obligation	–	(657)	–	(657)
	–	(661)	–	(661)
Financial assets:
Derivative financial instruments – interest rate and credit instrument assets	–	23	–	23
Available-for-sale investments	48	–	–	48
	48	23	–	71

The levels of the fair value hierarchy reflect the significance of the valuation inputs used in making fair value measurements and are defined as follows:

Level 1:	quoted prices in active markets for the same instrument.
Level 2:	quoted prices in active markets for similar assets or liabilities or other valuation techniques for which all significant inputs are based either directly or indirectly on observable market data.
Level 3:	determined on inputs that are not based on observable market data.

Derivative financial instruments

The derivative financial instruments that the Group holds are not traded in an active market. Accordingly, their fair values are determined by using suitable valuation techniques that do not make use of entity-specific estimates or by using movements in observable prices for underlying financial instruments attributable to the hedged risks. The fair value of interest rate swaps is calculated by discounting the estimated cash flows received and paid based on the applicable observable yield curves. The fair value of interest rate caps is calculated using an option pricing methodology. The fair value of forward currency contracts is estimated by discounting the difference between the contractual forward price and the current available forward price for the residual maturity of the contract using observable market rates. The fair value of credit derivatives is calculated by discounting anticipated cash flows using the applicable observable yield curve plus a margin derived from the current trading value of the underlying security. The fair value of the equity purchase commitment is calculated based on quoted market prices for equity instruments adjusted for the probability of the acquisition occurring. All computed fair values for derivative financial instruments include an appropriate adjustment for own and counterparty credit risk as appropriate.

Available-for-sale investments

The fair values of quoted investments are based on current bid prices.

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

26 Financial risk management

Capital risk management

The Group’s objectives in managing its capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure that reduces the cost of capital.

The Group defines its capital employed of £11,274 million (2013: £11,564 million) as total equity of £6,223 million (2013: £5,671 million) and net borrowings of £5,051 million (2013: £5,893 million).

The ability of certain Group companies to pay dividends, for ultimate distribution to shareholders, is restricted by the terms of the financing agreements to which they are party.

Financial risk management – overview

The Group’s trading and financing activities expose it to various financial risks that could adversely impact on future earnings and cash flows. Although not necessarily mutually exclusive, these financial risks are categorised separately according to their different generic risk characteristics and include market risk (foreign currency risk, cash flow interest rate risk and price risk), credit risk and liquidity risk. The Group is actively engaged in the management of all of these financial risks in order to moderate their potential adverse impact on the Group’s financial performance and position.

Liquidity risk management

Liquidity risk is the risk that the Group will not be able to meet its financial obligations as they fall due.

Access to cost-effective funding is managed by maintaining a range of committed and uncommitted facilities, sufficient to meet anticipated needs, arranging funding ahead of requirements, and developing diversified sources of funding.

Group liquidity is optimised through cash pooling and deposits with, or loans from, Group treasury companies.

The Group’s core borrowings are provided through committed term loans. The carrying value of these loans, which are denominated in Sterling and Euros, at 31 March 2014 was £5,049 million (2013: £6,313 million) including the impact of repurchases, currency revaluation and reported net of unamortised fees incurred in respect of the loans. These loans mature between 2015 and 2018 with 86% (2013: 80%) maturing in July 2017 or later. The Group also has access to a committed £677 million (2013: £577 million) revolving credit facility, £100 million (2013: £nil) of which was drawn down at 31 March 2014, £98 million (2013: £101 million) of which was utilised in providing guarantees and letters of credit principally to the Boots Pension Scheme and £479 million (2013: £476 million) of which was available as at 31 March 2014. This facility provides access to funding in a range of currencies with 85% (2013: 83%) of the facility available until 2016 and the balance available to July 2014.

The Group’s net borrowings vary throughout the year in a predictable seasonal pattern subject to material acquisitions and disposals. Net borrowings typically peak in the autumn due to the working capital requirements of Christmas trading.

The Group monitors its net borrowing position on a daily basis against both budget and a rolling two month cash forecast. The maturity profile of the Group’s financial liabilities at 31 March 2014 is shown in note 25.

Credit risk

Credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Group’s receivables from customers, derivative financial instruments, cash balances, restricted cash and short term deposits.

The maximum exposure to credit risk at the year end is represented by the carrying amount of each financial asset, including derivative financial instruments.

Credit risk exposure to commercial counterparties is managed through credit control functions in each of the businesses. New customers are credit checked, customer limits are reviewed at least annually and aged receivable reviews are undertaken regularly.

The Group considers the possibility of significant loss in the event of non-performance by a financial or commercial counterparty to be unlikely.

At 31 March 2014, there were no significant concentrations of credit risk in respect of trade receivables.

The maximum exposure to credit risk for trade receivables, net of provision for impairment and loan assets at 31 March by geographic region was:

	2014 £million	2013 £million
UK	523	774
Other European countries	1,483	1,783
Other countries	177	176
	2,183	2,733

Exposures to financial counterparties, principally arise from the use of derivative financial instruments, cash balances and short term deposits. The Group protects itself against the risk of financial loss arising from the failure of financial counterparties by setting ratings based limits to the maximum exposure to individual counterparties or their groups. Limits are set by reference to ratings issued by the major rating agencies, Standard and Poor’s (‘S&P’) and Moody’s Investors Service Limited (‘Moody’s’).

At 31 March 2014, total exposures of the Group to financial counterparties, was £686 million (2013: £782 million) of which £29 million (2013: £23 million) related to derivative financial instruments, £501 million (2013: £592 million) was in respect of cash and cash equivalents and £156 million (2013: £167 million) was in respect of restricted cash.

£426 million (2013: £413 million) of derivative financial assets, cash and cash equivalents and restricted cash relate to balances managed centrally by Group treasury, £305 million (2013: £297 million) of which are directly deposited in AAA rated money market fund investments and the remaining spread across a number of high quality counterparties, all of whom have a credit rating of A- or better from either S&P or Moody’s. The remaining £260 million (2013: £369 million) of cash and cash equivalents represents short term deposits, restricted cash, cash-in-transit and cash held in operational bank accounts across the Group with counterparties whom predominantly have a credit rating of A- or better from either S&P or Moody’s.

£11 million (2013: £nil) of derivative financial assets relate to the valuation of an equity purchase commitment provided to a non financial counterparty and £4 million (2013: £96 million) of other loans are lent to unrated entities.

Market risk

Market risk is the risk that changes in market prices, such as currency exchange rates, interest rates and equity prices will affect the Group’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage market risks within acceptable parameters. The Group transacts in financial instruments including derivatives in order to manage these risks in accordance with the Group treasury policies approved by the Board.

Currency risk

The Group uses currency derivatives in the management of exchange rate exposures, which include forward currency exchange contracts. Movements in the fair value of all forward currency exchange contracts other than those that are designated and effective as cash flow hedges or net investment hedges are reported directly in the income statement.

The Group utilises forward currency exchange derivatives to hedge significant committed and highly probable future transactions and cash flows denominated in currencies other than the functional currency of a Group entity.

A loss of £1 million was recycled from the cash flow hedge reserve to cost of sales in respect of contracts designated as cash flow hedges of the attributable currency risk on highly probable forecast transactions (2013: £nil). During the year, there were no gains or losses recycled from the cash flow hedge reserve to non-current non-financial assets in respect of contracts designated as cash flow hedges of the attributable currency risk on capital expenditure projects (2013: £nil).

The Group has significant non-Sterling denominated currency net investments predominantly in Euros and in addition uses derivative financial instruments, specifically forward currency exchange contracts and non-Sterling currency borrowings to hedge the non-Sterling currency risk.

At 31 March 2014, £571 million (2013: £680 million) of non-Sterling currency borrowings with fair value of £571 million (2013: £680 million) were designated as net investment hedges.

The effect of derivative financial instruments to manage translation risk on net borrowings was:

	Net borrowings 2014			Net borrowings 2013
	Before hedging £million	Derivative financial instruments – currency £million	Total £million	Before hedging £million	Derivative financial instruments – currency £million	Total £million
Sterling	(3,689)	(103)	(3,792)	(4,347)	(90)	(4,437)
Euro	(1,387)	102	(1,285)	(1,553)	115	(1,438)
Other	28	(2)	26	7	(25)	(18)
	(5,048)	(3)	(5,051)	(5,893)	–	(5,893)

At 31 March 2014, the total notional amount of outstanding forward currency exchange contracts that the Group has committed was £400 million (2013: £273 million).

At 31 March 2014, the statement of financial position carrying value of the Group’s outstanding forward currency exchange contracts was a £3 million liability (2013: £nil).

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

26 Financial risk management continued

The table below shows the Group’s sensitivity to non-Sterling exchange rates on its non-Sterling financial instruments, excluding trade payables and trade receivables, which do not represent a significant exposure to exchange rates.

A 10% (2013: 10%, 2012: 10%) strengthening of Sterling against the following currencies would have increased/(decreased) equity and profit for the year by the amounts shown below. This analysis assumes that all other variables, including interest rates, remain constant and that instruments designated as net investment hedges remain highly effective. In this table, financial instruments are only considered sensitive for exchange rates where they are not in the functional currency of the entity that holds them.

	2014		2013		2012
	Impact on equity £million	Impact on profit £million	Impact on equity £million	Impact on profit £million	Impact on equity £million	Impact on profit £million
Euro	61	–	58	–	61	–
Turkish Lira	–	(3)	–	(9)	–	(9)
Swiss Franc	–	–	35	60	36	–
US Dollar	–	(1)	–	–	–	–
Norwegian Krone	–	–	2	–	2	–

A 10% (2013: 10%, 2012: 10%) weakening of Sterling against these currencies at 31 March 2014 would have had the equal and opposite effect to that shown above on the basis that all other variables remain constant.

The movements in equity relate to non-Sterling borrowings used during the year to hedge Group assets denominated in those currencies. An appreciation in the value of the borrowing would be matched by a corresponding depreciation in the value of the related Group asset, which would also be recorded in equity. Exchange rate sensitivities on Group assets other than financial instruments have not been shown in the table above.

Cash flow interest rate risk

The Group manages interest rate risk in accordance with the treasury policy approved by the Board. Exposures are hedged through a combination of interest rate caps and interest rate swaps.

The Group has a mixture of fixed and floating rate borrowings. Before the impact of derivative financial instruments, £36 million or 0.6% (2013: £80 million or 1.2%) of total borrowings were at fixed interest rates. The re-pricing risk of the fixed borrowings coincides with their maturity. The floating rate borrowings re-price within three months of the reporting date, based on short term borrowing rates for the relevant currency.

The Group has interest rate swap protection on principal amounts of £2,000 million (2013: £2,000 million) to swap outstanding borrowings from floating to fixed rates at a rate of 0.52% (2013: 0.52%) until July 2015. At 31 March 2014, £2,000 million of these swaps (2013: £1,600 million) with an asset fair value of £3 million (2013: £2 million liability) were designated as cash flow hedges. The Group also has interest rate caps with notional principal amounts of £1,500 million (2013: £1,500 million) and €2,000 million (2013: €2,000 million) to protect the Group from rising interest rates on the corresponding amounts of borrowings until July 2015. The Group also has interest rate swap protection of €760 million (2013: €10 million) the majority of which matures in November 2014.

After taking into account the impact of derivative financial instruments, £5,264 million or 92% (2013: £5,220 million or 78%) of the Group’s total borrowings were at fixed or capped interest rates. All other borrowings re-price within three months of the year end.

The impact of a 1% increase and a 1% decrease in interest rates on 31 March 2014 on pre-tax profit are shown in the table below. This analysis assumes that all other variables are held constant.

	2014		2013		2012
	1% increase in interest rates £million	1% decrease in interest rates £million	1% increase in interest rates £million	1% decrease in interest rates £million	1% increase in interest rates £million	1% decrease in interest rates £million
Gain/(loss) – derivative financial instruments	–	1	13	(9)	–	1
(Loss)/gain – variable rate financial instruments	(31)	31	(45)	45	(65)	65

The impact on equity would have been a gain of £28 million (2013: £36 million, 2012: £nil) or a loss of £29 million (2013: £37 million, 2012: £nil) for a +/- 1% movement in interest rates.

Equity price risk

The Group is exposed to equity price risk through its long term holdings of listed and unlisted securities, which are classified as available-for-sale investments and held at fair value. The associated measurement volatility on these investments is recorded directly in equity, unless an equity instrument has suffered a significant or prolonged decline, in which case an impairment loss is recorded in profit or loss. The Group is also exposed to equity price risk through its equity purchase commitment to acquire a 12% equity stake in Nanjing Pharmaceutical Company Limited, a commitment recognised at fair value with the associated measurement volatility recorded in exceptional finance income. The potential impact on the Group’s equity resulting from the application of +/- 5% movement in the fair value of its available-for-sale investments would have been a gain/(loss) recorded in the available-for-sale reserve of £3 million (2013: £2 million). The potential impact on the Group’s profit resulting from the application of +/- 5% movement in the fair value of its equity purchase commitment would have been a gain/(loss) recorded in exceptional finance income/(costs) of £3 million (2013: £nil).

27 Analysis of movement in net borrowings

Set out below is a reconciliation of the net decrease in cash and cash equivalents to the decrease in net borrowings:

	2014 £million	2013 £million	2012 £million
Net (decrease)/increase in cash and cash equivalents	(61)	(92)	90
Movement in restricted cash	(9)	(88)	(27)
Cash and cash equivalents outflow from decrease in debt and debt financing	895	1,294	678
Movement in net borrowings resulting from cash flows	825	1,114	741
Repurchase and repayment of acquisition borrowings	(14)	28	24
Borrowings acquired with businesses	(5)	(9)	–
Borrowings derecognised on disposal of businesses	–	–	41
Finance leases entered into	(5)	–	(7)
Amortisation of prepaid financing fees	(19)	(27)	(27)
Capitalised finance costs	(4)	(22)	(22)
Currency translation differences and fair value movements on financial instruments	64	40	76
Movement in net borrowings in the year	842	1,124	826
Net borrowings at 1 April	(5,893)	(7,017)	(7,843)
Net borrowings at 31 March	(5,051)	(5,893)	(7,017)

Cash and cash equivalents outflow from decrease in debt and debt financing comprised repayment and net repurchase of borrowings and settlement of derivative financial instruments of £1,658 million (2013: £1,353 million, 2012: £878 million), prepaid fees associated with financing activities of £1 million (2013: £19 million, 2012: £nil) and repayment of capital element of finance lease obligations of £6 million (2013: £8 million, 2012: £7 million) less proceeds from borrowings of £770 million (2013: £86 million, 2012: £207 million). Proceeds from borrowings include funding provided by the committed revolving credit facility.

Set out below is an analysis of the movement in net borrowings during the year:

2014	Cash and cash equivalents £million	Restricted cash £million	Borrowings within current liabilities £million	Borrowings within non-current liabilities £million	Derivative financial instruments £million	Net borrowings £million
At 1 April 2013	592	167	(152)	(6,519)	19	(5,893)
Net decrease in cash and cash equivalents	(69)	–	8	–	–	(61)
Movement in restricted cash	–	(9)	–	–	–	(9)
Cash and cash equivalents outflow from decrease in debt and debt financing	–	–	(49)	950	(6)	895
Repurchase and repayment of acquisition borrowings	–	–	–	(14)	–	(14)
Borrowings acquired with businesses	–	–	(5)	–	–	(5)
Finance leases entered into	–	–	(5)	–	–	(5)
Amortisation of prepaid financing fees	–	–	–	(19)	–	(19)
Capitalised finance costs	–	–	–	(4)	–	(4)
Non-cash movements	–	–	(121)	121	–	–
Currency translation differences and fair value movements on financial instruments	(22)	(2)	23	41	24	64
At 31 March 2014	501	156	(301)	(5,444)	37	(5,051)

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

27 Analysis of movement in net borrowings continued

2013	Cash and cash equivalents £million	Restricted cash £million	Borrowings within current liabilities £million	Borrowings within non-current liabilities £million	Derivative financial instruments £million	Net borrowings £million
At 1 April 2012	670	254	(153)	(7,641)	(147)	(7,017)
Net decrease in cash and cash equivalents	(82)	–	(10)	–	–	(92)
Movement in restricted cash	–	(88)	–	–	–	(88)
Cash and cash equivalents outflow from decrease in debt and debt financing	–	–	39	1,138	117	1,294
Discounts on repurchase of acquisition borrowings	–	–	–	28	–	28
Borrowings acquired with businesses	–	–	(9)	–	–	(9)
Amortisation of prepaid financing fees	–	–	–	(27)	–	(27)
Capitalised finance costs	–	–	–	(22)	–	(22)
Non-cash movements	–	–	(15)	15	–	–
Currency translation differences and fair value movements on financial instruments	4	1	(4)	(10)	49	40
At 31 March 2013	592	167	(152)	(6,519)	19	(5,893)

2012	Cash and cash equivalents £million	Restricted cash £million	Borrowings within current liabilities £million	Borrowings within non-current liabilities £million	Derivative financial instruments £million	Net borrowings £million
At 1 April 2011	629	285	(274)	(8,274)	(209)	(7,843)
Net increase in cash and cash equivalents	58	–	32	–	–	90
Movement in restricted cash	–	(27)	–	–	–	(27)
Cash and cash equivalents outflow from decrease in debt and debt financing	–	–	49	564	65	678
Discounts on repurchase of acquisition borrowings	–	–	–	24	–	24
Borrowings derecognised on disposal of businesses	–	–	40	–	1	41
Finance leases entered into	–	–	(2)	(5)	–	(7)
Amortisation of prepaid financing fees	–	–	–	(27)	–	(27)
Capitalised finance costs	–	–	–	(22)	–	(22)
Non-cash movements	–	–	(4)	4	–	–
Currency translation differences and fair value movements on financial instruments	(17)	(4)	6	95	(4)	76
At 31 March 2012	670	254	(153)	(7,641)	(147)	(7,017)

In the Group statement of cash flows, cash and cash equivalents included bank overdrafts classified as borrowings within current liabilities in the statement of financial position, which amounted to £1 million (2013: £13 million, 2012: £2 million).

28 Movement in net borrowings resulting from acquisitions and disposals

	2014 £million	2013 £million	2012 £million
Acquisitions of businesses	(20)	(3)	(10)
Net cash/(borrowings) of businesses acquired:
– cash and cash equivalents net of bank overdrafts	1	9	2
– borrowings	(5)	(9)	–
Disposals of businesses	–	1	5
Net borrowings of businesses disposed:
– cash and cash equivalents net of bank overdrafts	–	–	(13)
– borrowings	–	–	41
Investments in associates and joint ventures	–	(16)	(20)
Disposal of investments in associates	1	3	–
Purchase of non-controlling interests	(143)	(65)	(122)
	(166)	(80)	(117)

29 Provisions

2014	Restructuring and reorganisation £million	Vacant property £million	Other £million	Total £million
At 1 April 2013	11	14	24	49
Created	3	–	4	7
Utilised	(6)	(4)	(9)	(19)
Released	(2)	–	(9)	(11)
Currency translation differences	–	–	(1)	(1)
At 31 March 2014	6	10	9	25
Current	3	4	2	9
Non-current	3	6	7	16
	6	10	9	25

Restructuring and reorganisation

The restructuring and reorganisation provision relates primarily to the restructuring programmes announced in the Pharmaceutical Wholesale Division and in the UK part of the Health & Beauty Division and related contract manufacturing activities respectively.

Vacant property

The vacant property provisions represent recognition of the present value of the expected net costs arising from vacant properties and sub-let properties. The exact timing of utilisation of these provisions will vary according to the individual properties concerned.

Other

The other provision relates mainly to long service award entitlements accrued on a probability-weighted basis.

30 Share capital

	2014		2013
	Number of units	£million	Number of units	£million
Units of capital of CHF1,000:
Issued and fully paid	2,120,152	1,079	2,120,152	1,079

During the prior year, 21,686 new units of capital of CHF1,000 were issued in exchange for equity owned by a non-controlling interest in a subsidiary of the Group. The fair value of the equity issued was £96 million and this gave rise to the recognition of share premium of £82 million. A further 466 units of capital of CHF1,000 were issued to the Company’s parent company, AB Acquisitions Holdings Limited, for £2 million which gave rise to share premium of £2 million.

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

31 Other reserves

Other reserves movements within equity were:

2014	Available- for-sale reserve £million	Translation reserve £million	Cash flow hedge reserve £million	Special reserve £million	Associates’ and joint ventures’ other comprehensive income £million	Total £million
At 1 April 2013	14	249	(2)	(176)	(3)	82
Net exchange differences on translation of non-Sterling denominated operations	–	(158)	–	–	–	(158)
Fair value movements on cash flow hedging instruments	–	–	5	–	–	5
Fair value movements on cash flow hedging instruments recycled to the income statement	–	–	1	–	–	1
Fair value movements on available-for-sale investments	7	–	–	–	–	7
Share of post-tax other comprehensive income of associates and joint ventures	–	–	–	–	(1)	(1)
Amounts recycled on distribution of associate	–	(82)	–	–	4	(78)
Purchase of non-controlling interests	–	–	–	176	–	176
Tax	(1)	(3)	(1)	–	–	(5)
At 31 March 2014	20	6	3	–	–	29

2013	Available- for-sale reserve £million	Translation reserve £million	Cash flow hedge reserve £million	Special reserve £million	Associates’ and joint ventures’ other comprehensive income £million	Total £million
At 1 April 2012	9	221	–	(178)	(5)	47
Net exchange differences on translation of non-Sterling denominated operations	–	30	–	–	–	30
Fair value movements on cash flow hedging instruments	–	–	(2)	–	–	(2)
Fair value movements on available-for-sale investments	2	–	–	–	–	2
Impairment of available-for-sale investment recycled	3	–	–	–	–	3
Share of post-tax other comprehensive income of associates and joint ventures	–	–	–	–	2	2
Purchase of non-controlling interests	–	–	–	2	–	2
Tax	–	(2)	–	–	–	(2)
At 31 March 2013	14	249	(2)	(176)	(3)	82

2012	Available- for-sale reserve £million	Translation reserve £million	Cash flow hedge reserve £million	Special reserve £million	Associates’ and joint ventures’ other comprehensive income £million	Total £million
At 1 April 2011	18	242	–	(271)	(4)	(15)
Net exchange differences on translation of non-Sterling denominated operations	–	(23)	–	–	–	(23)
Fair value movements on cash flow hedging instruments	–	–	1	–	–	1
Fair value movements on cash flow hedging instruments recycled to the income statement	–	–	(1)	–	–	(1)
Movements on available-for-sale investments including amounts recycled	(9)	–	–	–	–	(9)
Share of post-tax other comprehensive income of associates and joint ventures	–	–	–	–	(1)	(1)
Liability to acquire equity stakes from non-controlling interests	–	–	–	(2)	–	(2)
Purchase of non-controlling interests	–	–	–	95	–	95
Tax	–	2	–	–	–	2
At 31 March 2012	9	221	–	(178)	(5)	47

The nature and purpose of each reserve in equity is:

Retained earnings

The Group’s retained earnings reserve, which is presented in the Group’s statement of changes in equity, comprises the Group’s retained earnings, net of distributions made to equity holders, movements related to non-controlling interests purchased, together with remeasurement gains and losses on defined benefit schemes and related tax movements.

Available-for-sale reserve

The available-for-sale reserve comprises the cumulative net change in the fair value of the Group’s available-for-sale investments. Net fair value movements are recycled to the income statement if an underlying available-for-sale investment is either derecognised or impaired.

Translation reserve

The translation reserve comprises all currency exchange differences arising from the translation of the financial statements of non-Sterling denominated operations into the presentation currency of the Group, as well as from the translation of financial liabilities that hedge the Company’s net investment in non-Sterling denominated subsidiaries.

Cash flow hedge reserve

The cash flow hedge reserve comprises the effective portion of designated hedges of the variability in cash flows of recognised liabilities and the cumulative net change in the fair value of cash flow hedging instruments related to the hedged risks on highly probable forecast transactions that have not yet occurred. When a forecast transaction occurs and the hedged risk is realised, an appropriate amount is recycled from the cash flow hedge reserve either to the income statement or to the carrying value of a non-current non-financial asset, according to where the underlying cash flow is recorded.

Special reserve

The special reserve comprises amounts recorded on the recognition of commitments to acquire equity stakes from non-controlling interests. When the commitments are derecognised, the amounts initially recorded are reversed.

Associates’ and joint ventures’ other comprehensive income

The associates’ and joint ventures’ other comprehensive income reserve records the Group’s share of post-tax other comprehensive income of associates and joint ventures.

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

32 Acquisitions

Acquisitions during the year ended 31 March 2014

The Group acquired businesses during the year for cash consideration totalling £20 million. The fair value of net assets identified was £11 million with goodwill recognised of £9 million.

Acquisitions during the year ended 31 March 2013

On 1 November 2012, the Group acquired a 51% equity shareholding in Alliance Boots Investments 1 Limited from a fellow subsidiary of AB Acquisitions Holdings Limited. The Group had a pre-existing 49% interest which prior to 1 November 2012 was accounted for as an associate. The main activity of the business acquired is pharmaceutical wholesaling and distribution in Russia.

The net assets acquired and the attributable goodwill were:

Fair value £million
Total identifiable net assets	10
Negative goodwill arising on acquisition	(4)
Fair value of existing interest	(3)
3
Satisfied by:
– cash	3

The negative goodwill reflected the value of net assets employed relative to the Russia business’s enterprise value, and in accordance with IFRS 3 Business Combinations is included in the income statement within profit from operations. The remeasurement to fair value of the Group’s existing 49% interest resulted in a gain of £6 million (fair value of £3 million plus £3 million carrying value of liability for equity accounted associate at acquisition date), which was recognised in the income statement within profit from operations.

The consolidated income statement for the prior year includes revenue of £434 million and profit for the year of £7 million in respect of the Russia business since the acquisition date. If the Russia business had been a subsidiary of the Group from the beginning of the prior year, taking into account their results prior to acquisition, revenue and profit for the combined Group on a pro forma basis would have been £22,862 million and £729 million respectively.

33 Operating leases

At 31 March outstanding commitments for future minimum lease payments under non-cancellable operating leases which fall due were:

	2014 £million	2013 £million
Less than one year	314	317
Between one and five years	914	901
More than five years	891	967
	2,119	2,185

The Group leases a number of its properties under operating leases. The leases predominantly run for periods up to 25 years, with options to break the leases during the period and renew the leases at the end of the period. Lease rentals are increased at regular intervals to reflect market rentals. None of the leases include material contingent rentals. Rental income from sub-let properties was £19 million (2013: £20 million). Total future minimum sub-let income at the end of the year was £38 million (2013: £50 million).

34 Commitments and contingent arrangements

Commitments

Capital expenditure contracted for at the year end but not yet incurred was £39 million (2013: £24 million) in respect of property, plant and equipment and software.

Contingent arrangements

The Group had aggregate contingent liabilities of £55 million (2013: £63 million), including £10 million (2013: £17 million) for letters of guarantee provided to certain suppliers, a £17 million (2013: £17 million) guarantee provided by Alliance Healthcare Deutschland AG for certain of its customers and bank loans of £12 million (2013: £12 million) guaranteed by Hedef Alliance Holding A.S. for an associate interest of the Group, which were initially agreed in prior periods and are due to expire during the year to 31 March 2015.

35 Retirement benefit assets/obligations

The Group operates a number of retirement benefit schemes in the UK and other countries including both defined benefit and defined contribution schemes.

Defined benefit schemes

UK schemes

The Group’s principal defined benefit scheme is the Boots Pension Scheme in the UK, which is a funded final salary defined benefit scheme providing pensions and death benefits to members. The Scheme was closed to future accrual from 1 July 2010 with pensions calculated based on salaries up until the point of closure. The Scheme is governed by a trustee board, which is independent of the Group and is subject to full actuarial valuation on a triennial basis.

At 31 March 2014, the Scheme liabilities of the Boots Pension Scheme represented 98% (2013: 97%) of the total liabilities for all of the Group’s defined benefit schemes.

The Boots Pension Scheme cash contributions during the year mainly related to deficit funding payments.

Contributions totalling £22 million were made by two pension funding partnership structures under which, in prior years, the Group contributed interests in partnerships worth £273 million and transferred a number of properties under sale and leaseback arrangements. The partnerships will make similar annual contributions for a further 13 years, with £10 million per year thereafter for a further five years. In addition, a capital sum will be made in 2031 equal to the lower of £156 million and any funding deficit in the Scheme at that point in time. The Scheme’s interests in the partnerships reduces the deficit on a funding basis, although the agreement does not impact the deficit on an IAS 19 accounting basis, as the investments held by the Scheme in the partnerships do not qualify as assets for the purposes of the Group’s consolidated financial statements and are therefore not included within the fair value of plan assets. These funding initiatives are part of the Group’s ongoing plans to ensure long term security of accrued benefits for its UK defined benefit pension schemes.

Other contributions in the year mainly related to those agreed following the triennial valuation of the Boots Pension Scheme as at 31 March 2010. Prior to year end, the trustees of the Boots Pension Scheme completed the 31 March 2013 triennial valuation. This has resulted in no additional contributions being required from the Group over and above those agreed at the 2010 valuation. As a result, the Group will contribute £53 million in each of the next three years in addition to the contributions from the pension funding partnership structures. The extent to which the Group may be required to make additional contributions if the assets’ returns assumed in the recovery plan are not achieved, will be assessed as part of the 2016 valuation.

The Scheme has continued with its investment strategy of targeting to hold 85% of its assets in a diverse portfolio of high quality bonds with the remainder invested in equity and property assets backing longer term liabilities. Interest rate and inflation rate swaps are also employed to complement the role of fixed and index-linked bond holdings in liability risk management.

During the prior year, the Boots Pension Scheme implemented a Pension Increase Exchange scheme to allow Scheme members retiring on or after 24 September 2012 to elect for a higher initial pension in exchange for foregoing certain rights to future pension increases. This change resulted in a reduction in the estimated defined benefit scheme liabilities at the date of implementation of £24 million which was recognised within the prior year’s profit from operations as a negative past service cost.

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

35 Retirement benefit assets/obligations continued

Since the Scheme closure date, the Group has operated a contract based defined contribution arrangement known as the Alliance Boots Retirement Savings Plan to which both employer and employee contribute. In addition there are two smaller defined benefit schemes in the UK which were closed to future accrual from 1 July 2010, the Boots Supplementary Pension Plan, which is a funded final salary scheme, and the Boots Additional Pension Arrangement, which is a secured unapproved arrangement.

Non-UK schemes

The Group has defined benefit schemes in Germany, France and Guernsey. In the year, the Group closed its defined benefit scheme in the Republic of Ireland and is in the process of transferring the obligations to a third party.

UK and non-UK schemes

The defined benefit schemes expose the Group to actuarial risks, such as longevity risk, currency risk, inflation risk, interest rate risk and market (investment) risk. The Group is not exposed to any unusual, entity specific or scheme specific risks.

The net amount recognised in respect of defined benefit schemes was:

	2014 £million	2013 £million
Present value of defined benefit scheme liabilities	(5,209)	(5,181)
Less fair value of defined benefit scheme assets:
– government bonds	1,500	1,789
– corporate bonds and swaps	2,699	2,579
– equities	524	590
– property	264	137
– other scheme assets	48	50
	5,035	5,145
Net amount recognised	(174)	(36)
Analysed as:
– scheme in surplus	–	62
– schemes in deficit	(174)	(98)
	(174)	(36)

All scheme assets, except the swaps, have quoted prices in active markets. The majority of the government bonds are issued by European governments and are AA+ rated or higher. Interest rate and inflation rate swaps are also employed to complement the role of fixed and index-linked bond holdings for liability risk management. The fair value of the interest rate and inflation swaps included within corporate bonds and swaps was a £311 million liability (2013: £198 million liability).

The change in the present value of defined benefit scheme liabilities was:

	2014 £million	2013 £million
At 1 April	5,181	4,588
Current service costs	2	3
Scheme administrative costs	2	2
Past service credit – scheme amendments	1	(24)
Past service credit – curtailments	–	(1)
Settlement	(10)	–
Interest on defined benefit scheme liabilities	225	232
Net remeasurement losses – financial	44	561
Net remeasurement gains – experience	(120)	(19)
Net remeasurement losses/(gains) – demographic	53	(1)
Benefits paid	(167)	(163)
Currency translation differences	(2)	3
At 31 March	5,209	5,181

The defined benefit scheme liabilities are 1% (2013: 1%) in respect of active scheme participants, 54% (2013: 54%) in respect of deferred scheme participants, and 45% (2013: 45%) in respect of retirees.

The weighted average duration of the UK defined benefit scheme liabilities at the end of the reporting period is 18 years (2013: 18 years).

The change in the fair value of defined benefit scheme assets was:

	2014 £million	2013 £million
At 1 April	5,145	4,539
Interest income on defined benefit scheme assets	225	230
Return on scheme assets, excluding interest income	(212)	469
Settlement	(6)	–
Employer contributions	50	70
Benefits paid	(167)	(163)
At 31 March	5,035	5,145

The Group expects to contribute approximately £76 million to its defined benefit schemes in the year ended 31 March 2015.

The net (expense)/credit recognised in the income statement comprised:

	2014 £million	2013 £million	2012 £million
Current service costs	(2)	(3)	(4)
Scheme administrative costs	(2)	(2)	(3)
Settlements	4	–	(5)
Past service (charge)/credits	(1)	25	38
	(1)	20	26
Net interest cost on net defined benefit scheme liabilities/assets	–	(2)	(12)
	(1)	18	14

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

35 Retirement benefit assets/obligations continued

The (expense)/credit was recognised in the following line items in the income statement:

	2014 £million	2013 £million	2012 £million
Selling, distribution and store costs	–	24	22
Administrative costs	(1)	(4)	4
Finance income	3	2	–
Finance costs	(3)	(4)	(12)
	(1)	18	14

The principal actuarial assumptions at the year end were:

	2014		2013
	UK	Non-UK	UK	Non-UK
Discount rate for defined benefit scheme liabilities	4.4%	2.9% to 4.4%	4.5%	3.1% to 4.5%
Rate of inflation (RPI)	3.3%	1.8% to 3.3%	3.3%	1.8% to 3.3%
Rate of increase to pensions in payment	3.0%	1.8% to 3.0%	3.0%	1.8% to 3.0%
Rate of increase to pensions before retirement	3.0%	3.3%	3.0%	2.0% to 3.3%

As the defined benefit liability in the UK is no longer linked to salary increases, this is not a principal assumption.

For the Boots Pension Scheme, the projected life expectancy assumed from the age of 60 years was:

	2014 Currently aged 45	2014 Currently aged 60	2013 Currently aged 45	2013 Currently aged 60
Male	28.6	27.5	27.8	27.4
Female	30.6	28.9	29.7	28.2

The mortality assumptions adopted as at 31 March 2014 have been set to reflect the Company’s best estimate view of life expectancies of members for each individual pension arrangement. These mortality assumptions vary by arrangement, each assumption reflecting the characteristics of the membership of that arrangement.

A sensitivity analysis on the principal assumptions used to measure the scheme liabilities at the year end is:

	Change in assumption	Impact on scheme liabilities
Discount rate	Increase by 0.25%	Decrease by £230 million
Rate of inflation (RPI)	Increase by 0.25%	Increase by £141 million
Rate of increase to pensions in payment	Increase by 0.25%	Increase by £154 million
Rate of increase to pensions before retirement	Increase by 0.25%	Increase by £73 million
Assumed life expectancy at age 60 (rate of mortality)	Increase by 1 year	Increase by £164 million

Changes in RPI impact increases to pensions both before retirement and in payment, the majority of which are linked to RPI capped at 5% per annum.

The Boots Pension Scheme has a hedging strategy in place, based on swap contracts overlaying the bond portfolio, which aims to reduce volatility in the Scheme. Broadly the Scheme has hedging that covers 76% of interest rate movements and 76% of inflation movements. As such a 0.25% increase in interest rates would reduce the statement of financial position deficit by around £57 million and a 0.25% increase in inflation would increase the statement of financial position deficit by around £39 million.

The sensitivity information has been derived for the Boots Pension Scheme, which makes up the majority of the liability, using projected cash flows for the Scheme valued using the relevant assumptions and membership profile as at 31 March 2014. Extrapolation of these results beyond the sensitivity figures shown may not be appropriate.

Defined contribution schemes

The Group operates a number of defined contribution schemes. The cost recognised in the income statement was £88 million (2013: £88 million, 2012: £85 million).

36 Related parties

Parent company and ultimate controlling parties

At 31 March 2014, AB Acquisitions Holdings Limited was the immediate and ultimate parent company of Alliance Boots GmbH.

AB Acquisitions Holdings Limited is incorporated in Gibraltar and its registered office is 57/63 Line Wall Road, Gibraltar. AB Acquisitions Holdings Limited is jointly controlled by Alliance Santé Participations S.A., and by three private equity investment vehicles advised by Kohlberg Kravis Roberts & Co. L.P.. S. Pessina and O. Barra, who are Directors of Alliance Boots GmbH, are also directors of Alliance Santé Participations S.A., which is ultimately owned by a family trust.

Key management personnel

Key management personnel during the year comprise the Directors of Alliance Boots GmbH, the Directors of AB Acquisitions Holdings Limited and, from the date of their respective appointments as at 1 October 2013, the Managing Director, Health & Beauty UK and Republic of Ireland, and the Managing Director, Health & Beauty International and Brands.

The remuneration of the key management personnel of the Group comprised:

	2014 £million	2013 £million	2012 £million
Short term employee benefits	6	6	6
Long term employee benefits	3	2	–

Other transactions with key management personnel

Together with other senior managers, certain key management personnel participate in a management equity plan which is designed to enable them, as investors, to share in the future financial success of the Group through an investment of personal capital. To assist participation, the Group provided loans under commercial terms and at 31 March 2014 the loan amounts outstanding in respect of key management personnel were £0.2 million (2013: £0.2 million).

During the year, the Group paid £0.4 million to C. Britton as a fixed profit share for his services to the specialised investment fund established by the Group in the year. Prior to the fund being set up, the Group paid £0.3 million to a consultancy partnership of which C. Britton is a partner.

S. Pessina and O. Barra each own one share, which is less than a 0.1% interest, in Alliance Boots Management Services MC S.A.M., a subsidiary of the Group. Alliance Boots Management Services MC S.A.M. did not pay or declare any dividend during the year or prior year.

Key management personnel may purchase goods for personal and family use from the Health & Beauty Division businesses in the UK on the same terms and conditions as those available to all other UK employees of the Group. Two children of key management personnel were employed by the Group during the year. Their total remuneration was £109,000 (2013: £41,000, 2012: one child £13,000).

During the prior year, A. Gourlay, together with family members, redeemed £18,846 of outstanding loan notes which were issued by the Group in a previous year.

During the prior year, S. Pessina received 277 shares (2012: 264 shares) and E. Jornod received 40,000 shares in Galenica Ltd. in lieu of fees for services as directors. On 10 May 2013, Galenica Ltd. was distributed, and at that date S. Pessina owned 1,592 shares (31 March 2013: 1,592 shares). On 1 January 2012, E. Jornod received 40,000 shares of Galenica Ltd. in lieu of director’s fees for the period 1 January 2012 to 31 January 2016, and at 31 March 2014 he owned 47,261 shares (31 March 2013: 47,261 shares) in Galenica Ltd..

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

36 Related parties continued

Transactions with AB Acquisitions Holdings Limited

On 10 May 2013, the Group distributed its investment in Galenica Ltd.. The distribution was in relation to the commitment made in the Purchase and Option Agreement entered into by the Company with AB Acquisitions Holdings Limited and Walgreens, for Walgreens to acquire a 45% equity stake in the Group.

Transactions with fellow subsidiaries of AB Acquisitions Holdings Limited

Transactions with fellow subsidiaries of AB Acquisitions Holdings Limited, which are related parties of the Group, were on an arm’s length basis. A summary of these transactions is as follows:

During the year, the Group entered into forward foreign currency exchange contracts with a fellow subsidiary. At 31 March 2014, their carrying amount was a £0.2 million liability.

During the year, the Group repaid a £8.6 million loan from a fellow subsidiary together with £1.0 million of cumulative interest. Finance costs recognised in the income statement relating to the loan were £0.4 million (2013: £0.7 million, 2012: £0.7 million). At 31 March 2013, the amount due to the fellow subsidiary in respect of the loan was £8.6 million together with interest payable of £0.5 million.

During the year, the Group received £56.5 million from the repayment of a loan from a fellow subsidiary advanced in the prior year together with £1.4 million of cumulative interest. Finance income recognised in the income statement relating to the loan was £1.2 million (2013: £0.5 million). At 31 March 2013, the amount due from the fellow subsidiary in respect of the loan was £56.5 million together with interest receivable of £0.2 million.

During the prior year, the Group acquired the entire 20% non-controlling interest in AB Acquisitions UK Holdco 5 Limited, the UK parent company of its German wholesale business, from a fellow subsidiary for consideration of £27.4 million which was settled by offset of a pre-existing loan and interest receivable. Finance income recognised in the income statement in the prior year relating to the loan was £0.4 million (2012: £1.6 million).

During the prior year, the Group acquired a 51% interest in Alliance Boots Investments 1 Limited, the UK parent of its formerly owned Russia business from a fellow subsidiary for £3.0 million bringing the Group’s interest to 100%. Prior to the acquisition, the Group had a net receivable from Alliance Boots Investments 1 Limited and its subsidiaries, and finance income recognised in the prior year relating to this net receivable was £2.3 million.

Other transactions with associates of the Group which are fellow subsidiaries of AB Acquisitions Holdings Limited are included within the table set out in this note.

Transactions with Walgreens

Following Walgreens acquisition of a 45% equity stake in Alliance Boots GmbH in August 2012, Walgreen Co. and its subsidiaries are related parties. Transactions with Walgreens were on an arm’s length basis. A summary of these transactions is as follows:

Transactions with Walgreens (excluding those Walgreens subsidiaries which the Group accounts for as joint ventures) were revenue of £29.5 million (2013: £3.5 million), the reimbursement of administrative costs (including secondments) of £2.6 million (2013: £2.5 million) and administrative costs (including secondments) of £0.2 million (2013: £nil). At 31 March 2014, amounts due from Walgreens were £4.3 million (2013: £2.0 million) and amounts due to Walgreens were £0.2 million (2013: £nil). During the year, employees were seconded from the Group to Walgreens and from Walgreens to the Group.

During the year, the Group purchased 446,070 shares in Walgreen Co. in the open market for £14.7 million in connection with the Group’s long term incentive plan. At 31 March 2014, the fair and carrying value of the shares within available-for-sale investments was £17.7 million, with the net movement of £3.0 million recognised within other comprehensive income. Dividend income recognised within finance income relating to these shares was £0.3 million.

During the prior year, the Group together with Walgreens signed agreements with AmerisourceBergen which included the Group receiving warrants to purchase up to 8% of the equity of AmerisourceBergen at future dates. Simultaneously, the Group issued a call option to Walgreens for Walgreens to purchase these warrants from the Group, only exercisable if Walgreens exercises its option to acquire the remaining 55% equity stake of the Group that they do not currently own.

Transactions with other related parties

Transactions with other related parties were on an arm’s length basis. A summary of these transactions is as follows:

During the year, the Group paid £0.4 million (2013: £0.3 million, 2012: £0.3 million) for accounting services to Avega S.à r.l., which is jointly controlled by W. Zettel who is a director of AB Acquisitions Holdings Limited.

During the prior year, the respective designees of Kohlberg Kravis Roberts & Co. L.P. and Alliance Participations Limited each received an annual monitoring fee of £3.3 million (2012: £3.2 million). At 31 March 2013, £0.8 million was outstanding to each and these were paid during the current year. No other amounts were paid or accrued during the year. S. Pessina and O. Barra are directors of Alliance Participations Limited which is owned by a family trust.

Walvis Verwaltungs GmbH, which is 100% owned by Alliance Santé Participations S.A., owns a 1.0% interest in Alliance Healthcare Deutschland Holdings 2 GmbH & Co. KG, a subsidiary of the Group, which in turn owns a 5.1% interest in Alliance Healthcare Deutschland AG, a subsidiary of the Group. Alliance Healthcare Deutschland Holdings 2 GmbH & Co. KG did not pay or declare any dividend during the year or prior year.

During the year, Dascoli Finance S.A., of which S. Pessina is a director, sold its 15.1% interest in AB Acquisitions Luxco 5 S.à r.l., a subsidiary of the Group, to AB Acquisitions Luxco 2A S.à r.l., a subsidiary of the Group, for £2,718. AB Acquisitions Luxco 5 S.à r.l. did not pay or declare any dividend during the year or prior year.

During the prior year, the Group acquired senior and subordinated facilities loans from Walvis Limited and Walvis 2 Limited, companies controlled by Dascoli Finance S.A., at the prevailing market price of £247.6 million, compared to the principal, which included rolled up interest due when the loans themselves were repaid, of £247.1 million.

During the prior year, profit participating notes issued by Walvis Limited and Walvis 2 Limited respectively were redeemed for £193.1 million, including rolled up interest which is paid when the note itself was redeemed. The gain on redemption of £13.9 million together with interest relating to these notes of £14.1 million (2012: £15.4 million) was recognised in finance income. The Group’s original investment in these notes was £154.9 million.

During the prior year, the Group acquired senior facilities loans from AF Lux Finance S.A., of which S. Pessina is a director, at the prevailing market price of £29.5 million compared to the principal of £30.0 million. Finance costs recognised in the prior year relating to the senior facilities loans owned by AF Lux Finance S.A. were £1.1 million (2012: £1.1 million).

The Group, in its normal course of business, transacts with other entities controlled or significantly influenced by Kohlberg Kravis Roberts & Co. L.P..

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

36 Related parties continued

Subsidiary undertakings, associates and joint ventures

The Group’s principal subsidiary undertakings were:

	Percentage held by subsidiary undertakings	Country of operation	Main activity
Health & Beauty Division
Boots UK Limited	100	UK	Pharmacy-led health and beauty retailing
Boots Opticians Professional Services Limited[1]	100	UK	Optical practices
Boots Norge A.S.	100	Norway	Pharmacy-led health and beauty retailing
Boots Retail (Ireland) Limited	100	Republic of Ireland	Pharmacy-led health and beauty retailing
Alliance Apotheek B.V.	100	The Netherlands	Retail pharmacy operator
Boots Retail (Thailand) Limited	100	Thailand	Pharmacy-led health and beauty retailing
Pharmaceutical Wholesale Division
Alliance Healthcare France S.A.	99.8	France	Pharmaceutical wholesaling and distribution
Alliance Healthcare Deutschland AG	100	Germany	Pharmaceutical wholesaling and distribution
Alliance Healthcare (Distribution) Limited	100	UK	Pharmaceutical wholesaling and distribution
Hedef Ecza Deposu Ticaret A.S.	100	Turkey	Pharmaceutical wholesaling and distribution
Alliance Healthcare España S.A.	99.2	Spain	Pharmaceutical wholesaling and distribution
Alliance Healthcare Nederland B.V.	100	The Netherlands	Pharmaceutical wholesaling and distribution
OOO Alliance Healthcare Rus	100	Russia	Pharmaceutical wholesaling and distribution
United Company of Pharmacists S.A.E.	50.0	Egypt	Pharmaceutical wholesaling and distribution
Alliance Healthcare s.r.o.	97.1	Czech Republic	Pharmaceutical wholesaling and distribution
Farmexpert DCI S.A.	100	Romania	Pharmaceutical wholesaling and distribution
Alliance Healthcare Norge A.S.	100	Norway	Pharmaceutical wholesaling and distribution
Armila UAB	100	Lithuania	Pharmaceutical wholesaling and distribution
Contract Manufacturing
BCM Limited	100	UK	Contract manufacturing

1	The Group has a 58% interest in Boots Optical Investment Holdings Limited which owns a 100% interest in Boots Opticians Professional Services Limited.

The respective countries of incorporation for the principal subsidiaries are the same as the country of operation, except for those operating in the UK where the country of incorporation is England & Wales.

As at 31 March 2014, the management equity plan had a 2.7% non-controlling interest in AB Acquisitions Luxco 1 S.à r.l. which is a holding company of the Group’s principal subsidiaries, associates and joint ventures. If Walgreens exercises its option to acquire the 55% equity of the Company it does not currently own, this interest is exchanged for equity in the Company prior to completion.

36 Related parties continued

The Group’s principal associates and joint ventures were:

	Percentage interest in ordinary share capital and voting rights	Country of operation	Main activity
Associates
Alliance Healthcare Italia S.p.a.	49.0	Italy	Pharmaceutical wholesaling and distribution and retail pharmacy operator
Alliance Healthcare S.A.	49.0	Portugal	Pharmaceutical wholesaling and distribution
Boots Hearingcare Limited	49.0	UK	Hearingcare services
Hydra Pharm SPA	30.0	Algeria	Pharmaceutical wholesaling and distribution
Oktal Pharma d.o.o.	49.0	Croatia	Pharmaceutical wholesaling and distribution
Joint ventures
Walgreens Boots Alliance Development GmbH	50.0	Switzerland	Development company to facilitate delivery of synergies
Guangzhou Pharmaceuticals Corporation	50.0	China	Pharmaceutical wholesaling and distribution
UniDrug Distribution Group Limited	50.0	UK	Pre-wholesale and contract logistic services

The respective countries of incorporation for the principal associates and joint ventures are the same as the country of operation, except for those operating in the UK where the country of incorporation is England & Wales.

The accounting reference dates of the principal associates and joint ventures are 31 December with the exception of Alliance Healthcare Italia S.p.a. and Boots Hearingcare Limited whose accounting reference date is 31 March, Walgreens Boots Alliance Development GmbH whose accounting reference date is 31 January and UniDrug Distribution Group Limited whose accounting reference date is 30 September.

Transactions with associates and joint ventures, all of which are carried out on an arm’s length basis, were:

		2014		2013		2012
	Associates £million	Joint ventures £million	Associates £million	Joint ventures £million	Associates £million	Joint ventures £million
Revenue to	23	71	20	9	24	–
Other income receivable	1	4	–	1	–	1
Purchases from	(28)	(1)	(33)	(1)	(23)	–
Other charges from	(4)	(1)	(3)	(1)	–	–
Amounts due from	3	16	4	7	3	–
Amounts due to	(1)	(1)	(1)	–	(2)	–

Notes to the consolidated financial statements continued

for the years ended 31 March 2014, 2013 and 2012

37 Accounting estimates and judgements

In preparing the consolidated financial statements, the management of Alliance Boots GmbH is required to make estimates and judgements. The matters described below are considered to be the most important in understanding the judgements that are involved in preparing these statements and the uncertainties that could impact the amounts reported in the results of operations, financial position and cash flows. The Group’s accounting policies are described in note 2.

Revenue

In the Health & Beauty Division, dispensing revenues are initially estimated because the actual reimbursements for such sales are often not known until after the month of sale.

In respect of loyalty schemes, principally the Boots Advantage Card, liabilities are recorded to estimate the proportion of the points issued which will be redeemed by customers.

Supplier rebates

The recognition of supplier rebates may require estimation when the reporting year ends are not coterminous with the end of predetermined periods over which rebates are earned.

Fair value measurement on a business combination

The measurement of fair values on a business combination requires the recognition and measurement of the identifiable assets, liabilities and contingent liabilities. The key judgements involved are the identification and valuation of intangible assets which require the estimation of future cash flows and the selection of a suitable discount rate.

Impairment of intangible assets, including goodwill, and tangible assets

The Group has significant carrying values of goodwill and other intangible assets, such as pharmacy licences, brands and customer relationships. Goodwill and other indefinite life intangibles, such as pharmacy licences and certain brands are held at cost and tested annually for impairment. Amortised intangible and tangible assets are tested for impairment where there are indications of impairment. The impairment tests involve estimation of future cash flows and the selection of suitable discount rates. These require an estimation of the value-in-use of the cash generating units to which the intangible assets are allocated.

Measurement of defined benefit scheme liabilities

The Group recognises and measures costs relating to defined benefit schemes in accordance with IAS 19 Employee Benefits. In applying IAS 19, costs are assessed in accordance with the advice of independent qualified actuaries. This requires the exercise of significant judgements in relation to the estimation of future changes in salaries and inflation, as well as mortality rates, and the selection of suitable discount rates.

Provisions

Provisions are recognised when it becomes probable that there will be a future outflow of funds resulting from past operations or events which can be reasonably estimated. The timing of recognition requires the application of judgement to existing facts and circumstances, which can be subject to change.

Estimates of the amounts of provisions recognised are based on current legal and constructive requirements and price levels. Actual outflows can differ from estimates due to changes in laws, regulations, public expectations, prices and conditions, and can take place many years in the future, and therefore the carrying amounts of provisions are regularly reviewed and adjusted to take account of such changes.

Warrants

The measurement of the call option related to warrants held by the Group requires a judgement to be made regarding the probability that Walgreens will exercise its own call option over the remaining 55% equity stake in the Group that Walgreens does not currently own.

38 Risk assessment

The Group’s executive Directors play the leading role in internal controls, monitoring the overall risk profile and regularly reporting to the Board through the audit and risk committee. In addition, the Board through the executive Directors is responsible for determining clear policies as to what the Group considers to be acceptable levels of risk. These policies seek to enable people throughout the Group to use their expertise to identify risks that could undermine performance and to devise ways of bringing them within acceptable levels. Where risks are identified that are not acceptable, action plans are developed to mitigate them with clear allocation of responsibilities and timescales for completion, which ensures that progress towards implementing these plans is monitored and reported upon.

39 Events after the year end

Subsequent to the year end, the Group announced that it had signed an agreement to acquire Farmacias Ahumada.

The acquisition comprises two main businesses, which together operate over 1,400 stores, with combined revenues of around £835 million. Farmacias Benavides is the third largest retail pharmacy chain in Mexico with around 1,000 stores, and Farmacias Ahumada is one of the three largest retail pharmacy chains in Chile with around 400 stores.

The transaction, which is subject to regulatory approvals, is expected to complete in the third quarter of 2014.